LICENSE AGREEMENT

BETWEEN

SCIENCE & TECHNOLOGY CORPORATION @ UNM

AND

TENTHGATE INCORPORATED

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THIS LICENSE AGREEMENT is made and entered into as of this 19th day of April, 2006, by and between SCIENCE & TECHNOLOGY CORPORATION @ UNM, a New Mexico nonprofit corporation with principal offices located at 801 University Blvd. SE, Suite 101, Albuquerque, NM 87106 (hereinafter referred to as “STC”) and TENTHGATE INCORPORATED, a Delaware corporation with principal offices located at 1900 Campus Commons Drive, Suite 100, Reston, VA 20191 (hereinafter referred to as “LICENSEE”) (collectively, STC and LICENSEE are referred to in this Agreement as “Parties”).

WHEREAS, the Regents of the University of New Mexico, a public corporation of the State of New Mexico (“UNIVERSITY”) has, by assignment, designated STC to administer all matters pertaining to protection, utilization and commercialization of the intellectual property developed at UNIVERSITY; and

WHEREAS, STC owns certain rights, title, and interest in and to the Licensed Patents and Licensed Technology (as defined herein), including patent-protected materials as follows: “Detecting Melanoma by Electron Paramagnetic Resonance” (Docket No. MC-272) and “Molecular Imaging of Melanoma” (Docket No. MC-272.PCT); and

WHEREAS, STC wishes to have the Licensed Patents and Licensed Technology further developed and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit; and

WHEREAS, LICENSEE desires to enter into this Agreement whereby LICENSEE obtains rights to use the Licensed Patents and Licensed Technology and for commercial purposes; and

WHEREAS, LICENSEE represents that it possesses the expertise to do so; and

WHEREAS, STC is willing to enter into this Agreement with LICENSEE, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1. DEFINITIONS

The following terms as used herein shall have the following meaning:

1.1

“Affiliate” shall mean a person or entity that directly or indirectly through one or more intermediates, controls, is controlled by, or is under common control with the person or entity specified. For the purpose of this definition only, “control” and cognates thereof mean with respect to an entity, the direct or indirect ownership of: (a) at least fifty percent (50%) or more of the capital stock or share capital entitled to vote for the election of directors of the entity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); or (b) at least fifty percent (50%) of equity or voting interest of the entity (or such lesser

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percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); or (c) the ability to otherwise direct the management and operations of the entity. An entity will be an Affiliate for the purposes of this Agreement only so long as it satisfies the definition set forth herein.

1.2	“Agreement” or “License Agreement” shall mean this Agreement, including all Exhibits attached to this Agreement.
1.3	“Commercial Sale” shall mean the first transfer of a Licensed Product by LICENSEE or a Commercial Sublicensee to a third party for consideration.
1.4	“Field of Use” shall mean all fields of use.
1.5

“Indemnitees” shall mean and include: (i) STC, STC’s agents, officers, directors, and employees; (ii) UNIVERSITY, UNIVERSITY’s regents, agents, officers, and employees, (iii)  the Inventors; and (iv) each of their respective heirs, executors, administrators, legal representatives, and assigns.

1.6	“Inventors” shall mean Graham S. Timmins, Ph.D.
1.7

“Licensed Patents” shall mean the patent applications and patents identified in EXHIBIT A hereto, together with all divisionals, continuations, reissues, reexaminations and foreign counterparts of such applications or patents.

1.8	“Licensed Product(s)” shall mean products or services, the development, manufacture, use or sale of which would infringe a Valid Claim and/or require the use of Licensed Technology.
1.9

“Licensed Technology” shall mean all technical information known to one or more Inventors that is, as of the date of this Agreement, legally vested in STC, as assignee of UNIVERSITY, and within the scope of the disclosure of Licensed Technology set forth in Exhibit A. The term “Licensed Technology” does not include either; (a) any invention covered by Valid Claim(s) or any other patent; or (b) any right or interest in or to or arising from any future research at UNIVERSITY.

1.10	“Licensed Territory” shall mean worldwide.
1.11

“ Valid Claim” shall mean a claim included among the Licensed Patents, which claim shall not have been irrevocably abandoned or held invalid in an unappealable decision of a court or other authority of competent jurisdiction.

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1.12

“Commercial Sublicense” shall mean any sublicensing agreement or arrangement between LICENSEE and a third party by which the third party has licensed the Licensed Patents or Licensed Technology to make, use, sell, offer for sale, or import Licensed Products. The holder of a Commercial Sublicense is a “Commercial Sublicensee.”

1.13	“ Authorized Uses” shall mean uses of the Licensed Patents and Licensed Technology to develop and make and have made Licensed Product(s) for use, license and sale.

1.14

“Gross Receipts” means the gross payments and other consideration (whether cash or non-cash) accrued or received by LICENSEE (net of product returns) in consideration for provision by LICENSEE of Licensed Product(s), including but not limited to: fees, gains, or other consideration for sale, lease, or other disposition of Licensed Product(s), or other service or product fees otherwise related in any way to Licensed Product(s). This definition includes all amounts for installation, products, maintenance, and/or other services provided in conjunction with Licensed Product(s). Where a sale, use, or other disposition of a Licensed Product is transacted for value other than cash, the term “Gross Receipts” shall mean, per unit of said Licensed Product, the fair market value of said Licensed Product as evidenced by the retail price realized for sales of comparable Licensed Product during the immediately preceding three (3) month period. Gross Receipts excludes the following items as separately charged and enumerated on an invoice to customers: packing, transportation and insurance charges; and import, export, excise, sales, use and value added taxes, and customs duties (to the extent that such taxes or duties are imposed upon and paid by LICENSEE and not reimbursed to LICENSEE by any person). In order to assure to STC the full royalty payments contemplated in this Agreement, LICENSEE agrees that in the event that any Licensed Products are sold, leased, or otherwise disposed of for purposes of resale to an Affiliate of the LICENSEE, the royalties to be paid in respect to such Licensed Products will be computed upon the Gross Receipts at which the purchaser for resale sells the Licensed Products rather than on the Gross Receipts of the LICENSEE with respect to such Licensed Products. Any royalty income or other consideration for a Commercial Sublicense that is subject to Section 4.2 hereof shall not be deemed to be “Gross Receipts” hereunder.

1.15

“Affiliate” shall mean any present or future corporation, company, partnership, or other business entity that controls or is controlled by, or is under common control, with the LICENSEE provided that: (i) LICENSEE has provided written notice to STC of its status as an Affiliate; and, (ii) such entity has notified STC in writing of its acceptance of the terms, including the obligations, of this Agreement. For clarity, a particular corporation, company, partnership, or other business entity shall not be an Affiliate for purposes of this Agreement if LICENSEE does not provide such notice to STC. For purposes of this Section 1.1, “control” means ownership either directly or indirectly of at least fifty percent (50%) of: (1) in the case of a corporation or company, the shares of stock entitled to vote for the election of directors; or (2) in the case of a partnership or other business entity, the ownership interests entitled to vote for the election or appointment of the corresponding managing authority

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1.16	“Effective Date” shall mean the date this Agreement is duly executed by both Parties hereto.

ARTICLE 2. GRANT OF LICENSE

2.1

Subject to compliance with this Agreement, and subject to the reservation of rights stated below, STC grants, and LICENSEE accepts, a license to the Licensed Patents and Licensed Technology on a royalty-bearing basis for Authorized Uses in the Field of Use in the Licensed Territory and for issuance of corresponding Commercial Sublicenses directly between LICENSEE and a Commercial Sublicensee on terms and conditions consistent with this Agreement. The license granted to LICENSEE under this Section is exclusive for Licensed Patents only and is non-exclusive for Licensed Technology.

2.2	Except as expressly granted by STC to LICENSEE herein, all rights and entitlements, whether now existing or that may hereafter come into existence, are reserved to STC.
2.3	This Agreement shall not be construed to confer any rights upon LICENSEE by implication or estoppel.
2.4

LICENSEE acknowledges and consents that, notwithstanding any provision of this Agreement, UNIVERSITY retains a permanent, irrevocable, royalty-free reversionary license from STC to use the Licensed Patents and Licensed Technology at UNIVERSITY.

2.5

LICENSEE shall notify STC of any proposed grant of a Commercial Sublicense, and the terms thereof. LICENSEE shall ensure that all uses of Licensed Patents and Licensed Technology and all development and distribution of Licensed Products by Commercial Sublicensees are consistent with the terms and conditions of this Agreement and return value to LICENSEE commensurate with the benefits conferred on the Commercial Sublicensee by the Commercial Sublicense. LICENSEE may not

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authorize a Commercial Sublicensee to further sublicense a Licensed Patent. Prior to execution of a Commercial Sublicense, LICENSEE shall submit the proposed Commercial Sublicense to STC for STC’s review and determination in STC’s sole discretion, as to whether the proposed Commercial Sublicense conforms to this Agreement. STC shall be deemed to have approved the proposed Commercial Sublicense unless, within thirty (30) days of STC’s receipt of the proposed Commercial Sublicense, STC provides to LICENSEE either: (a) written notice of nonapproval and the reasons for nonapproval or;

(b) written notice of approval that is conditioned on specified actions by LICENSEE and/or the proposed Commercial Sublicensee. Nonapproval by STC shall be binding on LICENSEE. LICENSEE shall remain responsible for the operations of Commercial Sublicensees as if such operations were carried out by LICENSEE, including but not limited to the payment of all fees and royalties due to STC under this Agreement, whether or not payments are made to LICENSEE by its Commercial Sublicensees.

2.6

The Licensed Patents and Licensed Technology, or portions thereof, may have been developed with financial or other assistance through grants or contracts funded by the United States government. LICENSEE acknowledges that in accordance with Public Law 96-517 and other statutes, regulations, and Executive Orders as now exist or may be amended or enacted, the United States government may have certain rights in the Licensed Patents and Licensed Technology. LICENSEE shall take all action necessary to enable STC to satisfy its obligations under any federal law relating to the Licensed Patents and Licensed Technology, including any right of the United States government to a noncommercial use license.

ARTICLE 3. DILIGENCE AND COMMERCIALIZATION

3.1

Diligence and Commercialization. LICENSEE shall use its best efforts throughout the term of this Agreement to bring Licensed Products, in each licensed Field of Use, to market through a thorough, vigorous, and diligent program for exploitation of the right and license granted in this Agreement to LICENSEE and to create, supply, and service in the Licensed Territory as extensive a market as possible, consistent with LICENSEE’s Development Plan attached hereto as Exhibit B. In no instance shall LICENSEE’s best efforts be less than efforts customary in LICENSEE’s industry.

3.2

Lack of Diligence. If STC concludes that LICENSEE is not in compliance with Section 3.1, then, any time after one (1) year from the Effective Date, STC shall have the right to terminate, pursuant to Article 12, LICENSEE’s rights under this License Agreement.

3.3

Financial Capability. At all times during the term of this Agreement, LICENSEE shall maintain the financial capability to comply with Section 3.1. Upon the written inquiry of STC regarding said capability, LICENSEE shall provide any requested assurances, documentation, and disclosures reasonably necessary to permit STC to determine LICENSEE’s financial capabilities and shall permit STC to inspect LICENSEE’s financial records.

ARTICLE 4. CONSIDERATION FOR LICENSE

4.1	License Fee. LICENSEE shall pay STC a nonrefundable license fee as follows:

(a)        The amount of Twenty five Thousand Dollars ($25,000), payable upon execution of this Agreement; and,

(b)	Equity in the LICENSEE as follows:

(i)	On the date of the execution of this Agreement, 500,000 shares of stock of the LICENSEE.

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Said license fees shall not be credited toward any other obligation of Licensee under this Agreement.

4.2

Commercial Sublicensing Income. In addition to all other amounts payable to STC under this Agreement, LICENSEE shall pay to STC, within thirty (30) days of the end of the calendar quarter of receipt thereof by LICENSEE, thirty percent (30%) of all Sublicense Income directly attributable to the Licensed Patents that is received by LICENSEE. As used herein, “Sublicense Income” means all amounts actually received by LICENSEE from its Commercial Sublicensee, net of all sales taxes or similar taxes (paid or payable, including value added tax) imposed upon the LICENSEE and not reimbursed or paid by a third party with respect to such amounts, as consideration for and allocable to a Commercial Sublicense, including without limitation, license fees and license maintenance fees, and royalties for the sale, lease or other disposition of Licensed Product by the Commercial Sublicensee. Amounts paid to STC as Sublicense Income under this Section 4.2 will not reduce LICENSEE’S minimum annual royalty obligations under Section 4.5, below. “Sublicense Income” shall also include any recovery by LICENSEE of royalty damages on a claim for infringement of Licensed Patent(s) as provided under Section 8.4 of this Agreement.

4.3	Milestone Payments. In addition to all other amounts payable to STC under this Agreement, LICENSEE will pay STC the following “Milestone Payments:”

(a)            The sum of Fifty Thousand Dollars ($50,000) upon the earlier to occur of: (i) the first Commercial Sale of a Licensed Product; and (ii) December 31, 2008.

(b)           The sum of Fifty Thousand Dollars ($50,000) upon the earlier to occur of: (i) the first Commercial Sale of a Licensed Product incorporating [Molecular Imaging]; and (ii) December 31, 2010.

(c)	The sum of Thirty five Thousand Dollars ($35,000) upon the earlier to occur of: (i) the first Commercial Sale of a Licensed Product incorporating [Molecular Assay]; and (ii) December 31, 2011.

4.4

Royalty on Gross Receipts. In addition to all other amounts payable to STC under this Agreement, LICENSEE will pay STC an earned cumulative annual royalty on Gross Receipts at the rate of three percent (3%) of Gross Receipts per annual period. Said annual period shall end on December 31 of each year during the term of this Agreement (the “Annual Period”).

4.5	Minimum Annual Royalties. LICENSEE shall pay STC the following minimum annual royalties:

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Annual Period Ended:	Minimum Annual Royalty:

December 31, 2006:	$5,000.00

December 31, 2007:	$10,000.00

December 31, 2008:	$25,000.00

December 31, 2009:	$35,000.00

December 31, 2010

and December 31 of

each year thereafter:	$55,000.00

The amounts due from LICENSEE to STC as earned royalties on Gross Receipts in each Annual Period shall be creditable against the minimum annual royalties for that Annual Period. In the event that such amounts do not equal the required minimum annual royalty, LICENSEE shall, in addition to the royalty due on Gross Receipts for the Annual Period, pay to STC the difference between the royalty due on Gross Receipts for the Annual Period and the minimum annual royalty set forth above for the Annual Period.

4.6

Reimbursement for Legal and Patent Expenses. In addition to all other amounts payable to STC under this Agreement, LICENSEE shall reimburse STC $20,000 towards all out-of pocket legal and other fees, costs, and expenses heretofore, and reimburse all out-of pocket legal and other fees, costs, and expenses hereafter during the term of this Agreement paid or incurred by STC for the filing, prosecution, and maintenance of the Licensed Patents in the Licensed Territory. The $20,000 reimbursement for out-of pocket legal and other fees, costs, and expenses shall be paid to STC upon the execution and delivery of this Agreement. LICENSEE shall reimburse and pay such costs and fees paid or accrued by STC after the Effective Date by STC within thirty (30) days after STC notifies LICENSEE from time to time of the amount of such fees, costs, and expenses that have been paid or incurred by STC.

4.7

License Grant-Back. As further consideration for the grant of rights herein, LICENSEE grants to STC and UNIVERSITY an irrevocable, royalty-free, nonexclusive right, to use Licensed Product(s), for educational or research purposes of UNIVERSITY, including such components as are independently developed by LICENSEE. This grant of nonexclusive rights includes the right to make or have made for use at UNIVERSITY, products or devices (or the rights to practice the process, if a process invention) that are based on such Licensed Product(s); provided however, that: (a) STC and/or UNIVERSITY may not sell, assign, transfer, license, or otherwise commercially exploit the rights, products or services referred to herein; and (b) STC and/or UNIVERSITY will take all necessary and reasonable steps to prevent misuse of

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any such proprietary information associated therewith.

ARTICLE 5. REPORTS AND PAYMENTS

5.1

LICENSEE shall make written reports and payments of earned royalties and all other amounts payable to STC under this Agreement within thirty (30) days of the end of each calendar quarter for each Annual Period during the term of this Agreement. For the quarter being reported, LICENSEE will provide:

(a)	For each Licensed Product, the number of units sold and the Gross Receipts during the reporting period.
(b)

For each Commercial Sublicense, descriptions of Licensed Patent(s), Licensed Technology and/or Licensed Product(s), name and address of the Commercial Sublicensee, primary terms of the Commercial Sublicense, and the amount of Sublicense Income received by LICENSEE from the Commercial Sublicensee during the reporting period.

(c)	Total payments due to STC under this Agreement, with supporting calculations.

Concurrent with the issuance of each report, LICENSEE shall pay STC the amounts due for the quarter covered by such report. Minimum annual royalties are due on the thirtieth (30th) day after the end of each Annual Period and shall be payable concurrent with the quarterly report for the final quarter of each Annual Period. Reports are required even if no earned royalties are due.

5.2

All royalties and other amounts payable to STC under this Agreement by LICENSEE shall be paid in U.S. Dollars. To the extent that Gross Receipts or other amounts received by LICENSEE in any calendar quarter are received in currencies other than U.S. Dollars, for purposes of calculating the royalties and other amounts due hereunder, such amounts shall be converted to U.S. Dollars at the exchange rate existing between the U.S. Dollar and the relevant currency on the last day of such calendar quarter, as such rate is determined by the Chase Manhattan Bank of New York.

5.3

Payments required under this Agreement shall, if overdue, bear interest until payment at a per annum rate of two percent (2%) plus the prime rate of interest in effect as published in The Wall Street Journal on the due date, or if the due date is a date on which The Wall Street Journal is not published, on the first date of publication after the date payment is due. The accrual or payment of such interest shall not excuse LICENSEE’S obligation to make payments in a timely manner or foreclose STC from exercising any other rights it may have because any payment is late.

ARTICLE 6. RECORDS

6.1	Maintenance of Records. During the term of this Agreement and for a period of seven (7)

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years thereafter, LICENSEE shall keep at its principal offices true and accurate records of all operations affecting payments required to be made to STC under this Agreement in such form and manner so that all royalties owed to STC may be readily and accurately determined. LICENSEE shall furnish STC copies of such records upon STC’s request.

6.2

Audit of Records. Upon the request and at the expense of STC, the records maintained by LICENSEE for the purpose of establishing the amount of the payments due to STC under this Agreement shall be subject, at all reasonable times, and upon at least thirty (30) days written notice to LICENSEE, to audit by an auditor selected by STC for the purposes of determining and verifying the royalty payments and other amounts payable to STC under this Agreement. If the audit reveals a material underpayment by LICENSEE to STC, then LICENSEE in addition shall reimburse STC for its costs and expenses incurred by STC in the conduct of the audit.

ARTICLE 7. PATENT PROSECUTION

7.1

Prosecution and Maintenance of Licensed Patents. The prosecution and maintenance of the Licensed Patents shall be the responsibility of STC. STC shall keep LICENSEE informed as to all developments with respect to the Licensed Patents. LICENSEE shall be afforded reasonable opportunities to advise STC and cooperate with STC in such prosecution and maintenance. If LICENSEE should fail to timely make reimbursement for patent expenses incurred under this Section as required in Section 4.6 of this Agreement, STC shall have no further obligation to prosecute or maintain the Licensed Patents. LICENSEE, upon ninety (90) days advance written notice to STC, may advise STC that it no longer wishes to pay expenses for filing, prosecuting or maintaining one or more Licensed Patents. STC may, at its option, elect to pay such expenses or permit such Licensed Patents to become abandoned or lapsed. If STC elects to pay such expenses, such patents shall not be subject to any license granted to LICENSEE hereunder.

7.2

Extension of Licensed Patents. LICENSEE may request that STC have the normal term of any Licensed Patent extended or restored under a country’s procedure of extending life for time lost in government regulatory approval processes, and the expense of same shall be borne in accordance with the terms of Section 4.6. LICENSEE shall assist STC to take whatever action is necessary to obtain such extension. In the case of such extension, royalties and other amounts payable to STC under this Agreement shall be payable until the end of the extended life of the patent. In the event that LICENSEE does not elect to extend Licensed Patent(s), STC may, at its own expense, effect the extension of such Licensed Patent(s). If STC elects to pay such expenses, such extended Licensed Patents shall not be subject to any license granted to LICENSEE hereunder during the extended period.

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ARTICLE 8. ABATEMENT OF INFRINGEMENT

8.1

LICENSEE acknowledges that the Licensed Patents and Licensed Technology are of great value to STC, and therefore, LICENSEE promises to take all appropriate measures to protect STC’s interests therein. LICENSEE shall not permit any entity, individual or firm to have access to the Licensed Patents and Licensed Technology, except as authorized in this Agreement.

8.2	LICENSEE shall promptly inform STC of any suspected infringement of any Licensed Patents.
8.3

LICENSEE shall have the first right (but not the obligation) to notify the infringer and/or initiate legal proceedings in its own name, or if required by law, jointly with STC, to abate infringement of the Licensed Patents. Upon failure by LICENSEE to begin or continue to do so in a timely manner, STC shall have the right (but not the obligation) to take those steps including, to institute legal proceedings in its own name, or if required by law, on behalf of itself and LICENSEE.

8.4

If LICENSEE leads proceedings to abate and remedy infringement of the Licensed Patents, any monetary recovery from the infringement of the Licensed Patents shall first be applied to reimburse LICENSEE’s unreimbursed costs and expenses of such proceedings, and then to STC’s unreimbursed costs and expenses of such proceedings, including, without limitation, reasonable attorney’s fees and costs, and the balance of any such recovery shall be treated as Commercial Sublicensing Income. If STC leads proceedings to abate and remedy infringement of the Licensed Patents, any monetary recovery from the infringement of Licensed Patents shall first be applied to reimburse STC’s unreimbursed costs and expenses of such proceedings, and then to LICENSEE’s unreimbursed costs and expenses of such proceedings including, without limitation, reasonable attorney’s fees and costs, and the balance of any such recovery shall belong exclusively to STC. If LICENSEE and STC jointly lead proceedings to abate and remedy infringement, any monetary recovery (net of the parties’ respective litigation costs) from the infringement of Licensed Patents shall be divided equally between LICENSEE and STC.

8.5

Except as provided in Section 8.4 above, LICENSEE and STC shall each bear their own attorney fees and costs incurred in the prosecution of any infringement proceedings under this Article, subject to the provisions of section 11.1 of this Agreement.

ARTICLE 9. CONFIDENTIALITY

LICENSEE shall not, without the express written consent of STC, for any reason or at any time either during or subsequent to the term of this Agreement disclose to third parties the financial terms set forth in this Agreement, except upon a subpoena or other court order made with appropriate provision for protection of confidential information.

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ARTICLE 10. LIMITATION AND EXCLUSION OF WARRANTIES

Each Party warrants to the other that it is fully empowered to enter into this Agreement. STC represents, in good faith and to the best of its knowledge, that there are not, as of the date of this Agreement, any claims, demands, suits, or judgments against it that in any manner would or might impair or interfere with STC’s performance of the license granted by STC to LICENSEE under this Agreement. Notwithstanding the foregoing, STC does not warrant the validity of any Licensed Patents or Licensed Technology. STC does not warrant the content contained in the Licensed Patents or Licensed Technology or that they will be error free or that any defects will be corrected. STC makes no representation whatsoever with regard to the scope or commercial potential or profitability or income of or from the Licensed Patents or Licensed Technology or that such Licensed Patents or Licensed Technology may be exploited by LICENSEE or its Affiliates without infringing any rights of any other party. STC makes no covenant either to defend any infringement charge by a third party or to institute action against infringers of Licensed Patents or Licensed Technology. STC does not warrant that the Licensed Patents or Licensed Technology will meet LICENSEE’S or any of LICENSEE’S customer’s specific requirements. LICENSEE warrants that it possesses the necessary expertise and skill to make, and has made, its own evaluation of the capabilities, safety, utility, and commercial application of the Licensed Patents and Licensed Technology. ACCORDINGLY, THE LICENSED PATENTS AND LICENSED TECHNOLOGY ARE PROVIDED “AS IS.” STC MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED PATENTS AND LICENSED TECHNOLOGY AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF LICENSED PATENTS AND LICENSED TECHNOLOGY.

ARTICLE 11. INDEMNIFICATION AND INSURANCE

11.1

LICENSEE shall defend, indemnify, and hold the Indemnitees, and each of them, harmless from any and all claims, demands, actions and causes of action against the Indemnitees, or any of them, whether groundless or not, in connection with any and all injuries, losses, damages or liability of any kind whatsoever arising, directly or indirectly, out of use, exploitation, distribution, or sale of Licensed Patents, Licensed Technology, or Licensed Product(s) by or through the LICENSEE, its Affiliate(s) or sublicensees, whether or not the claims, demands, actions or causes of action are alleged to have resulted in whole or in part from the negligent acts or omissions of an Indemnitee or from acts or omissions for which an Indemnitee would otherwise be strictly liable. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorney fees and other costs or expenses incurred in connection with the defense of any and all such claims, demands, actions, or causes of action.

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11.2

Without limiting LICENSEE’s indemnity obligations, within ninety (90) days of the commercial distribution of any LICENSED PRODUCT or on the date of initiation of any human trials involving Licensed Products, Licensed Patents, or Licensed Technology, whichever occurs sooner, LICENSEE shall acquire a liability insurance policy and shall further maintain said policy throughout the term of this Agreement and for five (5) years thereafter, said policy to cover the Indemnitees, and each of them, as named insureds (with right to prior notice of cancellation) for all liabilities, claims, damages, and actions arising from or relating to LICENSEE’s exercise of its license under this Agreement, including but not limited to product liability and other matters within the scope of LICENSEE’s indemnity obligations under this Agreement, said coverage to be in an amount no less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and Five Million Dollars ($5,000,000) per occurrence for property damage, subject to a reasonable aggregate amount.

11.3	LICENSEE shall promptly notify STC of each claim relating in any way to a Licensed Product and provide STC with LICENSEE’s good-faith evaluation of the claim.

ARTICLE 12. TERM AND TERMINATION

12.1

Term. Unless terminated sooner in accordance with the terms of this Agreement, this Agreement will remain valid and in force until the expiration date of the last of the Valid Claims of the last to expire of the Licensed Patents.

12.2

LICENSEE shall have the right to terminate this Agreement at any time, upon ninety (90) days prior written notice, without cause and for any reason. If LICENSEE terminates this Agreement under this provision, STC will not be under any obligation to return any portion of the consideration paid by LICENSEE to STC. In the event of such termination, LICENSEE agrees, upon the request of STC, to provide STC with all existing data in support of governmental registration of Licensed Products. STC shall have the unrestricted right to provide such data to third parties.

12.3

If LICENSEE should at any time default or commit any breach of any covenant or any obligation of this Agreement, including, but not limited to a default or breach of LICENSEE of its obligations under Section 3.1 of this Agreement, and should fail to remedy any default or breach within thirty (30) days of LICENSEE’s receipt of written notice, STC may, at its sole option, terminate this Agreement by notice in writing to the LICENSEE. Upon termination, LICENSEE shall remain responsible for all obligations contained in this Agreement, including without limiting the generality of the foregoing, reasonable attorney fees and other costs or expenses incurred by STC as a result of LICENSEE’s breach and/or default.

12.4

If LICENSEE: (a) liquidates and ceases to carry on its business, (b) becomes “insolvent” (as such term is defined in the United States Bankruptcy Code, as amended from time to time), or (c) voluntarily seeks, consents to or acquiesces in the benefits of any

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bankruptcy or similar debtor-relief laws, then STC may terminate this Agreement without prejudice to any other remedy to which STC may be entitled at law or in equity or elsewhere under this Agreement, by giving written notice of termination to LICENSEE.

12.5	Upon termination of the Agreement, all Commercial Sublicenses shall also terminate, and LICENSEE and any Commercial Sublicensees shall cease all uses of the Licensed Patents and Licensed Technology.
12.6

If this Agreement is terminated for any reason whatsoever, LICENSEE shall return, or at STC’s direction destroy, all plans, drawings, papers, notes, writings and other documents, samples, organisms, biological materials and models pertaining to the Licensed Patents and Licensed Technology, retaining no copies, and shall refrain from using or publishing any portion thereof. Upon termination of this Agreement, LICENSEE shall cease manufacturing, processing, producing, using, or selling Licensed Products; provided, however, that LICENSEE may continue to sell in the ordinary course of business for a period of three (3) months reasonable quantities of Licensed Products that are fully manufactured and in LICENSEE’s normal inventory at the date of termination if (a) all monetary obligations of LICENSEE to STC have been satisfied, and (b) royalties on such sales are paid to STC in the amounts and in the manner provided in this Agreement. However, nothing herein shall be construed to release either party of any obligation that matured prior to the effective date of such termination.

12.7

The word “termination” and cognate words such as “term” and “terminate” as used in this Article and elsewhere in this Agreement are to be read as omitting from their effect the following rights and obligations, all of which shall survive any termination to the degree reasonably necessary to permit their fulfillment or discharge:

(a)        LICENSEE’s obligation to provide financial reports pursuant to Article 5, to pay any amounts due hereunder through the date of termination pursuant to Article 4, and LICENSEE’s other obligations under Article 5 of this Agreement;

(b)        Any cause of action or claim of STC accrued, or to accrue, because of any breach or default by LICENSEE; and

(c)	The provisions of Articles 9, 10, 11, 12, 14 and 15 of this Agreement.

ARTICLE 13. ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of the legal representatives and assigns of STC and LICENSEE and its Affiliates, provided, however, that any assignment of this Agreement by LICENSEE to a third party may be made only upon prior written consent of STC, which consent may be withheld or conditioned by STC as necessary to prevent

STC – TenthGate LIC-0190	4/21/2006	Page 14 of 19

prejudice to the Licensed Patents and to preserve the value of the consideration promised by LICENSEE to STC under this Agreement. Notwithstanding the foregoing, LICENSEE may assign this Agreement without the consent of STC to the affiliate as defined in Section 1.15 hereof.

ARTICLE 14. MISCELLANEOUS

14.1

Export Controls. LICENSEE acknowledges that STC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities and that STC’s obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data and commodities may require a license from the cognizant agency of the United States government or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies. STC neither represents that an export license shall not be required nor that, if required, such export license shall issue.

14.2

Jurisdiction, Venue, Choice of Law, and Attorney’s Fees. Any justiciable dispute between LICENSEE and STC shall be determined solely and exclusively under New Mexico law by a court of competent jurisdiction in Bernalillo County in New Mexico. The prevailing party in any litigated dispute shall be entitled to reimbursement of its attorney’s fees and costs.

14.3

Legal Compliance. LICENSEE shall comply with all laws and regulations relating to its manufacture, processing, producing, use, selling, or distributing of Licensed Products. LICENSEE shall not take any action that would cause STC or LICENSEE to violate any laws and regulations.

14.4

Independent Contractor. LICENSEE’s relationship to STC shall be that of a licensee only. LICENSEE shall not be the agent of STC and shall have no authority to act for or on behalf of STC in any matter. Persons retained by LICENSEE as employees or agents shall not by reason thereof be deemed to be employees or agents of STC.

14.5

Patent Marking. LICENSEE shall mark Licensed Products sold in the United States with United States patent numbers. Licensed Products manufactured or sold in other countries shall be marked in compliance with the intellectual property laws in force in such foreign countries.

14.6

Use of Names. LICENSEE shall obtain the prior written approval of STC, UNIVERSITY, or the Inventors prior to making use of their names for any commercial purpose, except as required by law. As an exception to the foregoing, both LICENSEE and STC shall have the right to publicize the existence of this Agreement; however, neither LICENSEE nor STC shall disclose the terms and conditions of this Agreement without the other party’s consent, except as required by law.

STC – TenthGate LIC-0190	4/21/2006	Page 15 of 19

Notwithstanding the foregoing, STC may disclose the terms and conditions of this Agreement to UNIVERSITY and to the Inventors.

14.7	Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of New Mexico, U.S.A.
14.8

Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of New Mexico (without giving effect to its conflicts of law rules) and the United States of America.

14.9

Entire Agreement. This Agreement constitutes the entire agreement between STC and LICENSEE with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

14.10

Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision that will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

14.11

Force Majeure. Any delays in, or failure of, performance of any party to this Agreement shall not constitute default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other work stoppages; civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals that may be required.

STC – TenthGate LIC-0190	4/21/2006	Page 16 of 19

ARTICLE 15. NOTICES

15.1

All notices and other communications shall be hand delivered, sent by private overnight mail service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and addressed to the party to receive such notice or other communication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to STC:	President and CEO

Science & Technology Corporation @ UNM

801 University Blvd. SE, Suite 101

Albuquerque, NM 87106

Facsimile: (505) 272-7300

If to LICENSEE:	Tim Novak, President

TenthGate Incorporated

1900 Campus Commons Drive, Suite 100

Reston, VA 20191

Facsimile: (703) 766-6501

Such notices or other communications shall be effective upon receipt by the receiving party.

STC – TenthGate LIC-0190	4/21/2006	Page 17 of 19

IN WITNESS WHEREOF, STC and LICENSEE have caused this Agreement to be signed by their duly authorized representatives as of the day and year indicated above.

SCIENCE & TECHNOLOGY CORPORATION @ UNM, a New Mexico nonprofit corporation
By:	/s/ Elizabeth J Kuuttila
Elizabeth J. Kuuttila President and CEO

LICENSEE

By:	/s/ Tim Novak
Tim Novak President

STC – TenthGate LIC-0190	4/21/2006	Page 18 of 19

EXHIBIT A

LICENSED PATENTS AND LICENSED TECHNOLOGY

Docket No.	Title	Application Number	Date Filed
MC-272	Detecting Melanoma by Electron Paramagnetic Resonance	11/142,631	06/01/2005
MC-272.PCT	Detecting Melanoma By Electron Paramagnetic Resonance	PCT/US2005/019054	06/01/2005

EXHIBIT B

LICENSEE’S DEVELOPMENT PLAN

No._________	Name of Offeree __________________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

________________________________________

________________________________________

$1,000,000

Maximum of 2,000,000 Units consisting of One Share of Common Stock and One Common Stock Purchase Warrant

Offering Price: $0.50 per Unit

________________________________________

TenthGate Incorporated, also known as “TenthGate”, “we” or “us,” is offering for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a best efforts basis a maximum of 2,000,000 Units aggregating $1,000,000.00 at $0.50 per Unit. Each Unit consists of one share of our common stock and one common stock purchase warrant. Subscriptions are payable by wire transfer or by check subject to collection. The offering price is $0.50 per Unit. The Units will be offered through our officers and directors on a best-efforts basis as set forth above. The minimum investment is $5,000.00, however, we may, in our sole discretion, accept subscriptions for lesser amounts. Therefore, funds received from all subscribers will be released to us upon acceptance of the subscriptions by us.

________________________________________

The securities offered hereby are speculative, involve a high degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should consider carefully the information set forth under “risk factors” before purchasing such securities.

This memorandum contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause differences include, but are not limited to, those discussed in “risk factors.”

	Price to Investors	Commission (1)	Proceeds to Company (2)
Per Unit	$0.50	$0	$0.50
Maximum Offering – 2,000,000 Units	$1,000,000	$0	$1,000,000

(1)	The Units are being offered on our behalf by our directors and officers who will not be compensated for doing so.
(2)

Before deducting non-commission expenses payable by us in connection with this offering, including, but not limited to blue sky filing fees, legal fees, and other related expenses of the offering estimated to be approximately $10,000.

(3)

This offering will expire on the earlier to occur of (i) December 31, 2005; or (ii) the sale of all of Units, unless extended by us for up to an additional 60 day period, in our sole discretion. The expiration shall be known as the termination date.

________________________________________

TENTHGATE INCORPORATED

44050 ASHBURN PLAZA, SUITE 195

ASHBURN, VIRGINIA 20147

November 1, 2005

The recipient of this document, prior to delivery, has agreed, and recipient’s acceptance constitutes recipient’s further agreement, that recipient will hold the information enclosed in this document and the transactions described in this document confidential and will not release or reproduce this document or discuss the information contained in it or use this document for any purpose other than evaluating a potential investment in our securities, without our prior express written permission.

Our Units which consist of our common stock and common stock purchase warrants have not been registered under the Securities Act of 1933, as amended, also known as the “Securities Act,” or the securities laws of any state and are offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such state securities laws. The Units consisting of our common stock and common stock purchase warrants have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of the information set forth in this memorandum. Any representation to the contrary is unlawful. The Units consisting of our common stock and common stock purchase warrants may not be sold or transferred without compliance with the registration or qualification provisions of applicable federal and state securities laws or an opinion of counsel, satisfactory to us, that an exemption from such registration or qualification requirements is available.

The minimum subscription is for $5,000.00, although we reserve the right to accept subscriptions for less than $5,000.00. The subscription price is payable upon submission to us of a fully completed and executed Subscription Agreement and Confidential Prospective Purchaser Questionnaire. The offering period will terminate upon the earlier to occur of (i) the date the maximum offering is sold or (ii) December 31, 2005; provided, however, that such offering period may be extended for up to an additional 60 day period in our sole discretion without notice to any subscriber.

a)	To The Prospective Purchasers

This memorandum should not be considered legal or investment advice and each investor should consult with his own counsel, accountant or other investment advisor with respect to the consequences of an investment. No person is authorized to give any information or to make any representation in connection with this offering other than those contained in this memorandum. Information or representations not contained herein must not be relied upon as having been authorized by either us or any of our representatives or agents.

This memorandum has been prepared solely for the benefit of prospective investors interested in the possible placement of the securities and constitutes an offer only to an offeree to whom we have delivered this memorandum, and only to such offeree. Any reproduction or distribution of this memorandum, in whole or in part, or the disclosure of any of its contents, is prohibited without our prior written consent. Each offeree, by accepting delivery of this memorandum, agrees to return it and all related exhibits and other documents to us if the offeree does not intend to subscribe for the securities, the offeree’s subscription is not accepted, or the offering is terminated.

The securities are not transferable without the satisfaction of certain conditions, including registration or the availability of an exemption under the securities act and state securities laws. Prospective investors should assume that they will have to bear the economic risk of an investment in the securities for an indefinite period of time. No one should invest in the securities who cannot afford to lose his entire investment.

Each prospective investor and his advisor may, during normal business hours, ask us questions with respect to terms and conditions of the offering and request additional information relating to this memorandum. We will seek to provide answers and such information to the extent possessed by us or obtainable without unreasonable effort or expense. Offerees may be required to execute non-disclosure agreements as a prerequisite to reviewing documents determined by us to contain proprietary, confidential or otherwise sensitive information.

The statements contained in this document are based on information provided by us and believed to be reliable. Neither the delivery of this memorandum nor any sales made shall, under any circumstances, create an implication that there has been no change in the matters discussed herein since the date of this memorandum. However, in the event of any material changes during the offering period, this memorandum will be amended or supplemented accordingly. This memorandum contains a summary of certain provisions of documents relating to us, as well as summaries of various provisions of relevant statutes and regulations. Such summaries do not purport to be complete and are qualified in their entirety by reference to the texts of the original documents, statutes and regulations.

These securities are being offered in reliance upon an exemption from registration under the Securities Act, which exemption depends upon the existence of certain facts, including but not limited to the requirements that the securities are not being offered through general advertising or general solicitation, a ertisements or communications in newspapers, magazines or other media, or broadcasts on radio or television, and that this memorandum shall be treated as confidential by the persons to whom it is delivered. Any distribution of this memorandum or any part of it or divulgence of any of its contents shall be unauthorized.

This memorandum constitutes an offer only if a name appears on the appropriate space on the front cover. We have the right to reject subscriptions in whole or in part.

This memorandum does not constitute an offer or solicitation in any state or other jurisdiction in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or other solicitation.

NASAA Uniform Legend

In making an investment decision investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. The securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

TABLE OF CONTENTS

HEADING	PAGE

SUMMARY	1

THE OFFERING	2

RISK FACTORS	4

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS	6

USE OF PROCEEDS	7

DIVIDENDS	7

BUSINESS	8

MANAGEMENT	38

PRINCIPAL SHAREHOLDERS	40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41

PLAN OF DISTRIBUTION	41

DESCRIPTION OF SECURITIES	42

LIMITATIONS ON TRANSFER OF SHARES	43

INVESTOR QUALIFICATIONS	43

SUBSCRIPTION PROCEDURES	46

FURTHER INFORMATION	46

We encourage all potential investors to review carefully the attached exhibits and this memorandum.

(a)

SUMMARY

This memorandum contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause differences include, but are not limited to, those discussed in “Risk Factors.”

TenthGate Incorporated

TenthGate (formerly known as Edmonds 5, Inc.) was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Prior to August 18, 2005, we had been in the developmental stage since inception and had no operations to date other than issuing shares to our original shareholder.

On August 18, 2005, pursuant to a Plan of Merger between TenthGate Incorporated (“Original TenthGate”), a private Nevada corporation, and us (the “Agreement”), Original TenthGate was merged into us and we became the surviving corporation. Pursuant to the Agreement, each share of outstanding common stock of Original TenthGate was converted into and exchanged for one share of our common stock, par value $0.001 per share. Immediately following the effective date of the merger, we changed our name to “TenthGate Incorporated.” This merger was approved by the unanimous consent of our Board of Directors on August 16, 2005.

We presently maintain our principal offices at the offices located in the homes of our principals in Ashburn, Virginia and Bradenton, Florida and maintain a postal delivery at 44050 Ashburn Plaza, Suite 195, Ashburn, Virginia 20147. Upon completion of the offering, we anticipate that we will secure corporate office space in a location to be determined where we will operate our business. Our current contact information: telephone number: (941) 359-5930, fax number: (270) 423-6811, e-mail address: corporate@tenthgate.biz. Our internet website is under construction and can be found under the domain www.tenthgate.biz.

1

THE OFFERING

Securities Offered.......................	We are offering a maximum of 2,000,000 Units with each Unit consisting of one share of our common stock and one common stock purchase warrant exercisable at $0.75 per warrant.

Purchase Price.............................	$0.50 per Unit.

Minimum Investment .................	$5,000.00 US, although we may, in our sole discretion, permit sales of less than $5,000.00.

Offering Period............................	The offering period will terminate on the earlier of the sale of the maximum of 2,000,000 Units or December 31, 2005. We have the option to extend the offering for a maximum of 60 days.

Plan of Distribution.....................

We, through our officers and directors, will offer on a best-efforts basis a maximum of 2,000,000 Units consisting of one share of our common stock and one common stock purchase warrant. Warrants included in each unit purchased are exercisable at $0.75 and must be exercised with-in a 12-month period from initial share issue date referred to as the Warrant Period.

Investor Suitability......................

This offering will only be made to persons who qualify as “accredited investors,” as that term is defined under the Securities Act and a limited number of sophisticated investors who meet certain suitability standards described in this document.

Use of Proceeds...........................

The net proceeds from the offering will be used by us for securing intellectual properties and technologies, product development, mergers and acquisitions, human resources, physical plant, legal fees, accounting and auditing and general administration fees at the direction of current management.

Restriction on Resale...................

None of the Units offered, consisting of one share of our common stock and one common stock purchase warrant, will be registered under the Securities Act and the certificates representing our common shares and common stock purchase warrants will contain a legend restricting the distribution, resale, transfer, pledge, hypothecation or other disposition of the common shares and common stock purchase warrants unless and until such common shares and common stock purchase warrants are registered under the Securities Act or an opinion of counsel reasonably satisfactory to us is received that registration is not required under the Securities Act.

2

Available Documents..................

Any documents or information concerning us that a prospective purchaser reasonably requests to inspect or have disclosed to him or her will be made available or disclosed, subject in appropriate circumstances to receipt by us of reasonable assurances that such documents or information will be maintained in confidence. All current public filings about TenthGate Incorporated can be found and reviewed on-line at www.SEC.gov.

Subscription Documents..............

The purchase of the Units shall be made pursuant to the Confidential Prospective Purchaser Questionnaire (attached hereto as Exhibit II) and the Subscription Agreement (attached hereto as Exhibit I), which will contain, among other things, customary representations and warranties and investment representations by the purchasers.

Expenses......................................	All prospective purchasers of the Units will be responsible for their own costs, fees and expenses, including the costs, fees and expenses of their legal counsel and other advisors.

Dividends.....................................	We have not paid any dividends to date on our common shares or common stock purchase warrants.

3

RISK FACTORS

The common shares offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. This Memorandum contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Memorandum.

We Have A Limited Operating History In Which To Evaluate Our Business.

We were incorporated in Delaware on August 19, 2004. Original TenthGate was incorporated in Nevada March 31, 2003. Both entities have limited or no revenues to date and have a limited operating history upon which an evaluation of our future success or failure can be made. Current company assets may not be suitable for development to commercial levels.

If We Do Not Raise Enough Money, We Will Have To Delay Our Expansion Plans Or Go Out Of Business.

After the total amount of Units, equaling 2,000,000 or $1,000,000 are sold, there will be no refunds on the sale of our common shares. However, even if we raise the maximum amount of this offering, we may not have enough funds to successfully undertake our business plan which may force a delay to our expansion plans.

It Is Likely That Additional Shares Of Our Stock Will Be Issued In The Normal Course Of Our Business Development, Which Will Result In A Dilutive Affect On Our Existing Shareholders.

We will issue additional stock as required to raise additional working capital, secure intellectual properties, recruit and retain an effective management team, compensate our directors, engage industry consultants and for other business development activities.

There Is No Public Trading Market For Our Common Stock and Common Stock Purchase Warrants And You May Not Be Able To Resell Your Common Stock or Common Stock Purchase Warrants.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares of common stock or common stock purchase warrants. If you do want to resell your shares of common stock or common stock purchase warrants, you may have to locate a buyer and negotiate your own sale.

4

Our Future Success Is Dependent, In Part, On the Performance and Continued Service of Our Officers and Directors.

We are presently dependent to a great extent upon the experience, abilities and continued services of our officers and directors, Tim Novak and R. Paul Gray. The loss of services of either Mr. Novak or Mr. Gray could have a material adverse effect on our business, financial condition or results of operation. It is also essential that the company attract and retain new human resources in support of company operations and governance.

The Units Consisting of Shares of Our Common Stock and Common Stock Purchase Warrants Sold In This Offering Have Not Been Registered Under The Securities Act, And Therefore The Shareholders Must Be Prepared To Hold Such Shares of Common Stock and Common Stock Purchase Warrants For An Indefinite Period Of Time.

Our shares of common stock and common stock purchase warrants are “restricted securities” as defined under the Securities Act. The resale of such securities may not be made without registration under the Securities Act and state securities laws or the existence of an exemption from such registration requirements.

We Have No Plans To Pay Dividends.

To date, we have paid no cash dividends on our shares of common stock and common stock purchase warrants. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits. However, there are currently no legal actions pending against us nor, to our knowledge, are any such proceedings contemplated.

5

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

This memorandum contains certain forward-looking statements, including among others (i) anticipated trends in our financial condition and results of operations, and (ii) our business strategy for managing and expanding our operations. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to other risks described elsewhere in the Risk Factors discussion, important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the industries in which we operate; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace.

In light of these risks and uncertainties, many of which are described in greater detail elsewhere in the “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this memorandum will, in fact, transpire. Prospective investors should have this Disclosure Statement reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies of this offering.

6

USE OF PROCEEDS

The net proceeds to us after deducting offering expenses of up to $10,000 will be $990,000 if all of the Units are sold. The first $10,000 raised will be used for offering expenses. We anticipate use of the net proceeds as follows:

General Administration:	$20,000
Legal Services:	80,000
Physical Plant:	30,000
Accounting/Bookkeeping:	25,000
Note Repayment:	10,000
Audit Services:	75,000
Product Development:	300,000
Merger/Acquisition/Secure IP:	450,000

Total	$990,000

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the material change. The above amounts and priorities for the use of proceeds represent management’s estimates based upon current conditions.

DIVIDENDS

To date, we have paid no dividends on our shares of common stock and common stock purchase warrants and have no present intention of paying any dividends on our shares of common stock and common stock purchase warrants in the foreseeable future. The payment by us of dividends on the shares of common stock and common stock purchase warrants in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our shares of common stock and common stock purchase warrants.

7

TENTHGATE’S BUSINESS

Summary Index of Business Section

BRIEF HISTORICAL OVERVIEW	8

TenthGate’s Strategic Opportunity - The pipeline is full	9

Turning Opportunity into Value	9

TenthGate Organization Chart	11

TenthGate’s Technology Evaluation Process	12

Strategy of Innovation	17

TenthGate Proforma Valuation Illustration	26

Key Vendor Relationships	27

TENTHGATE INCORPORATED’S CURRENT HOLDINGS

– Corporate Assets and Resources	28

BRIEF HISTORICAL OVERVIEW

TenthGate (formerly known as Edmonds 5, Inc.) was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Prior to August 18, 2005, we had been in the developmental stage since inception and had no operations to date other than issuing shares to our original shareholder.

On August 18, 2005, pursuant to a Plan of Merger between TenthGate, Inc. (“Original TenthGate”), a private Nevada corporation, and us (the “Agreement”), Original TenthGate was merged into us and we became the surviving corporation. Pursuant to the Agreement, each share of outstanding common stock of Original TenthGate was converted into and exchanged for one share of our common stock, par value $0.001 per share. Immediately following the effective date of the merger, we changed our name to “TenthGate Incorporated.” This merger was approved by the unanimous consent of our Board of Directors on August 16, 2005. All required notifications and filings have been made in the States of Nevada and Delaware related to the merger. Verification of the official name change to TenthGate

8

Incorporated has been provided to us by the State of Delaware. Subsequent to the merger, our SIC code was changed with the SEC from 9995 (Inactive Company) to 6794 (Patent Owners & Lessors) to properly reflect the nature of TenthGate’s holding company business and activities. All TenthGate public filings since inception can be reviewed on the SEC’s web site and easily accessed on line through the following direct link as of the date of this offering:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001309056&owner=include

The Original TenthGate was a medical holding company focused on the acquisition and development of health related technologies. The range of technologies sought included biotech/life sciences, diagnostic and unique medical devices. Formed on March 31, 2003, the Original TenthGate, Inc. had acquired two intellectual properties at the time of merger and had identified several other specific technologies for acquisition. Post merger, TenthGate Incorporated may continue to pursue these early stage negotiations with those previously targeted technology opportunities that meet our newly established acquisition criteria as being “life-changing” and offering exponential return potential for shareholders.

TENTHGATE’S STRATEGIC OPPORTUNITY - THE PIPELINE IS FULL

We are operating in an environment rich in opportunity. Sparked by unparalleled advancements over the last two decades in technology, research and design, the healthcare industry has enjoyed an explosion of development and innovation. Increases in computing power and modeling, diagnostics, miniaturization capabilities, genetics and biomedicine, as well as a public policy emphasis on both quality and cost-effective care, there are an unprecedented number of life-changing technologies being pursued and developed. These are innovations that can literally reshape the boundaries of healthcare.

The pipeline for this innovation has outpaced the system’s ability to properly fund, manage and commercialize all the exciting and promising opportunities that are available. High potential opportunities are searching for the guidance and resources to promote and realize the potential of their science. This is the niche that we are positioning ourselves to fill – an aggressive, disciplined and focused medical holding company primed to identify and harvest life-changing value propositions within the healthcare market segment. These emerging technologies will benefit from our leadership and resources while enhancing the overall healthcare and wellness landscape.

TURNING OPPORTUNITY INTO VALUE

The value proposition for us and ours stakeholders comes from our disciplined methodology and ability to:

•	Effectively identify and then acquire or joint venture innovative technologies under fair and reasonable terms
•	Apply an adequate and appropriate mix of funding venues, management expertise, effective governance and practical guidance to advance the development of acquired technologies

•

Finally, to make the critical decision on whether or not the technology should be commercialized, joint ventured or sold to a more strategically appropriate partner with shareholder value as a paramount objective

9

There is a spectrum of development for any company or technology that takes it from initial concept to market maturity – from point A to point Z, for example. Our strategic emphasis is to acquire technologies or opportunities from a point in early stage development but past proof of concept (say point, F) and advance that technology or company to a higher plane of business development (say point, M). This advancement of opportunity under our guidance and resources may translate to increased commercial viability, acquisition by another compatible company or improved capital structure for the acquired technology but the end result will be an increase in the value proposition for shareholders.

10

The unique value proposition for our shareholders comes from several aspects:

•

Our ability to take companies, particularly innovative healthcare related companies, from points F to M in an effective way utilizing our combined experiences in delivering significant return on investment

•	Our ability to attract and properly utilize reasonably priced capital for the innovations

•	Our unique ability to properly align the innovations with capital, management, operational support and proper governance

•	Favorable capital structure which allows early shareholders to be in a unique holding position of a public company shares

•	We are not limited to a specific size or venue of transaction

TENTHGATE ORGANIZATION CHART

As new technologies are acquired, they will be placed in either the Atlantic Development Group, Inc., our Innovative Products Division or the Innovative Technologies Division (to be incorporated), depending on how the product or innovation is categorized. Specific technologies may be placed in their own corporation as a subsidiary of either Division as is the case with the Ice Baton product, which resides in Ice Therapies, Inc., a wholly owned subsidiary of Atlantic Development Group, Inc. All Divisions and subsidiaries will consolidate financials with the parent, TenthGate Incorporated under GAAP rules and guidelines.

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TENTHGATE’S TECHNOLOGY EVALUATION PROCESS

Targeted Acquisition Valuations Methodologies

We will apply various valuation methodologies to help determine the potential return on investment for targeted acquisitions as well as feasibility for product/service development. As such, we have engaged Dr. Kenneth E. Lehrer of Houston, Texas for an initial 12 month period starting August 25, 2005, to provide Financial Consulting Services in support of the Company’s mission as a medical technology holding company. Consideration paid to Dr. Lehrer for this service was 100,000 restricted shares of our common stock and a one-time administrative fee of $2,500. Dr. Lehrer is an Economist who holds four degrees from New York University which include; Bachelor of Science (Finance), Master of Business Administration (Banking), Master of Arts (Economics and a Doctorate in Urban Economics. His firm, Lehrer Financial and Economic Advisory Services, formed in 1982, will focus on our strategic business development, market feasibility analysis and intellectual property valuations which will support the Company’s management. Dr. Lehrer is a member of numerous professional organizations to include the National Association of Business Economists, American Academy of Economic and Financial Experts and American Law and Economists Association. He served as an Adjunct Professor of Finance at the University of Houston, Graduate School of Business Administration for approximately 20 years. Dr. Lehrer will provide objective economic expertise to support our mission. One mission essential service will be to help exact fair market value from targeted technologies. Described below is a basic outline of some of the economic factors underlying determination of fair market value.

15.2	Underlying Economic Factors in Determining Fair Market Value of Target Acquisitions

In seeking to place a Fair Market Value on a variety of highly technical medical diagnostic approaches, certain preliminary underlying factors need to be denoted and brought to our offeree’s attention in order for the Fair Market Value and the circumstances that surround these valuations to be supported. Initially, note is made of the fact that in dealing and working with the complex diagnosis of illnesses and diseases for the human body, there is no set standard, trend or success ratio. History is replete with a wide variety of medical discoveries that have happened by accident as well as significant sums having been expensed on a certain idea or concept without any significant breakthroughs. In effect, the concept of trial and error, leading to certainty of success in the medical community cannot be correlated. There is a significant element of chance with the underlying concept to focus “chance” in favor of success by seeking to engage individuals, whose prior track record should yield positive results in the future. Even under this scenario, the elements of certain success in seeking to diagnose human illnesses before they become a major problem in advanced stages, is still an expensive undertaking, wherein the ratio of success is limited.

Based upon the above admonition, the following are denoted in regard to determining a Fair Market Value for future targeted technologies undertaken and investigated by us:

a) SUNK COSTS - The costs associated with the various medical / scientific endeavors shall be known as “sunk costs”. In effect, these costs will all be pre-funded via a combination of debt and equity and will not have a direct impact on the cash flow or valuation of the various diagnostic undertakings being valued herein. The concept of seeking to explore and hopefully find valuable detection indicators is not a process like manufacturing, wherein costs and revenues are matched on an ongoing basis. In the medical community, the costs are considered pre-paid or “sunk” and the rates of return is calculated over significant periods of time, as opposed to short accounting terms;

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b) ONGOING COSTS - The ongoing costs associated with each of the detection methods, presuming such detection methods have been located and are deemed viable, are not significant once the detection method has been discovered / determined via funding from the initial “sunk costs”. Cash flow from a small independent, semi-startup company cannot be counted upon in the initial years or phases to fund significant scientific research;

c) ROYALTY INCOME - For the purposes of the cash flow models and determination of Fair Market Value of the research being conducted by various targeted technologies companies into the various markets, initial income can be derived from royalties and other similar income sources as a meaning income source option;

d) PARTNERSHIPS - In addition to royalty income, we will also seek to form a variety of partnerships, teams, associations, affiliations and other similar relationships with organizations that, via their longer standing in the business and medical communities, have the established ability to either produce, market, distribute, sell or a combination of these, into the overall stream of medical business sector and commerce;

e) DIRECT COSTS - In addition to sunk costs, there are some other associated costs occurring on a daily basis that are associated with the generation of income via a flow of funds from royalties, partnerships and other relationship income sources. These costs sometimes referred to as “direct costs”, will be included in the various cash flow models utilized to determine a Fair Market Value of the scientific endeavors. Cost of recent campaigns, the cost of producing a medicine, once the medicine has been identified, is small, even though the retail price of the medicine appears significant. The major ingredient associated with the cost or price of the medicine to the general public / final consuming patient, is not for the actual physical cost of a specific medicine or drug, but the recovery of the scientific “sunk costs” that were undertaken or expensed to create the medicine or drug in the first place;

f) FUNDINGS / GRANTS - In addition to sunk costs and other financings that the company may seek or undertake, the company may also try to obtain grants or fundings from the appropriate authorities of the United States Federal Government with which to augment its research funds. These grants are disbursed on a sporadic basis, but note is made of the fact that, if the company should become so positioned in order to take advantage of governmental grants, such applications will be made and grants pursued;

g) TAX LOSS CARRY FORWARD - Net operating loss carry forwards expire at various times and are limited when a company experiences changes in control, therefore utilization of the income tax loss carry forwards from company acquisitions are not assured, but are noted herein as a potential additional source of funding for developmental purposes; and

h) FEDERAL TAX CODE - Lastly, all aspects of the Federal Tax Code that favor scientific and medical investigation and undertakings, will be used in order to maximize available funding that can become significant for an organization such as TenthGate Incorporated.

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Examples of Specific Valuation Methods to be Used by TenthGate

Valuations are based in “value”. In order for us to effectively execute our business strategy, it is essential that the company, with the assistance of our economist, make an accurate valuation assessment of our targeted technologies at the time of acquisition. Just as important, we will project and estimate economic value benchmarks at the one-, three- and five-year marks prior to technologies being acquired, specifically looking for opportunities with exponential return on investment potential for our shareholders. The following are examples of various valuation methods that will be applied:

The Comparative Market Method

The idea behind the comparative market method is that the value of companies, organizations, products or intellectual property involving comparative concepts in the same or similar industry provides objective evidence as to values at which investors are willing to buy and sell in a specific industry.

In applying the comparative market valuation approach, the consultant usually computes a value multiple for each comparative market. The appropriate multiple is then determined and adjusted for the unique aspects of the organization or intellectual property being valued. This multiple is applied to the organization being valued to arrive at an estimate of value for the appropriate ownership interest. A market multiple represents a ratio that expresses the fair market value of an organization or intellectual property as a percentage of annual net revenues (or financial position) as the denominator. Value multiples can either be computed on a per share basis or a total annual earnings or other measure. The most well known value multiple is price / earnings whereby a company’s stock price or an item (or a group of items) of intellectual property is divided by its earnings or earnings per share. Once a number of comparative organizations or intellectual property(ies) and their adjusted financial information have been selected, the last step is to determine and compute the appropriate value multiples.

In valuing organizations and / or intellectual property, the comparative method, also sometimes known as or referred to as market data comparable approach, is not a truly solid method of valuation. As noted, the approach requires the analyst to have first hand information of actual purchases or sales of similar organizations or intellectual property and evidence that these medical treatments and / or intellectual property are comparable in “economic fiber” to the subjects and / or medical treatments under analysis. The database of comparative sales and transactions must be broad based and contain data involving a good number of medical treatments and / or intellectual property in the same “arena”. In addition to geographic locations, sizes, average revenues, mark-ups utilized, and a whole host of other economic and financial data that is often confidential in nature and difficult to obtain on a complete and accurate up-to-date basis.

Based upon the above, in order to place all of the variable information into a useable number or guideline, a price-annual or revenue multiplier has often been utilized in recent years. Here, a corporation’s revenues or revenues from some specific intellectual property are capitalized by the price-revenues multiple and the result is an estimate of the fair market value of the subject organization or intellectual property under analysis. While this approach can often require little solid finance or economics as it analyzes completed transactions, the accuracy of the final valuation is also based upon general overall data often times referred to as a “rule of thumb” analysis.

This technique is not relied upon as heavily as the other methods in corporate America as other methods have become more customized and tailored to the specific corporation or intellectual property under analysis.

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THE EXCESS EARNINGS METHOD

The excess earnings method was developed by the United States Treasury Department in 1920 in Appeals and Review Memorandum 3 (ARM 34). Its current version is found in Revenue Ruling 68-609. The excess earnings method is commonly used in valuing a wide variety of small businesses.

The idea for the excess earnings method is to compute the company’s equity value based on the “appraised” value of tangible assets, plus an additional amount for intangible assets. A company’s tangible assets should provide a current return to its owners. Since there are risks associated with owning a company’s assets, including paying substantial sums for intellectual property, the rate of return on those assets should be commensurate with the risks involved. That rate of return should be either the prevailing industry rate of return required to attract capital to that industry or an appropriate rate above the risk-free rate.

Any returns produced by the company or the specific intellectual property above the rate on tangible assets are considered to arise from intangible assets of the organization. Accordingly, the weighted average capitalization rate for tangible assets and intangible assets should be equivalent to the capitalization rate for the entire company.

While the Internal Revenue Service and a substantial number of professionals in the Financial and Economic industries have come to utilize and rely upon this valuation technique, this method is usually employed and relied upon in the analysis of professional and medical practices. In these instances it is the earnings of the professional that are above “normal compensation” as determined by industry standards that create the corporate value. In the matter at hand, especially for specific and unique medical diagnosis / treatment intellectual property, no such normal earnings or industry standards are collected, published or made available and therefore the excess earnings method in spite of its sound, fundamental and economic underpinnings, cannot be utilized for the present intellectual property valuation under analysis.

DISCOUNTED NET CASH FLOW APPROACH

Intellectual Property / “concepts” or “ideas” for which there are no actual historical sales, records, profits or data are most often valued for their future potential cash flow growth and profitability. In order to correctly value such “concepts” or “ideas” under this method, one needs to construct a series of the most likely Present Discounted Value of the “concepts” or “ideas” that are under analysis.

The Discounted Net Cash Flow Approach and the Capitalized Returns Approach are based upon the premise that the value of an ownership interest in a company or an income producing asset or a group of assets is equal to the net present value of the future benefits of that ownership. The two (2) well-known and accepted valuation approaches that directly use this premise are The Discounted Net Cash Flow Approach and the Capitalized Returns Approach.

The Capitalized Returns Approach tends to be the more appropriate valuation method when it appears that an organization’s or intellectual property’s current use or operations are indicative of its future operations (assuming a normal growth rate). On the other hand, if there is going to be a sale or transfer of an organization or intellectual property asset, the Discounted Net Cash Flow Approach tends to be more appropriate, since future returns could be expected to be “substantially different” from the current. (“substantially different” means materially greater or less than a normal growth rate.) In some cases, it may be desirable to use both of these approaches to estimate a company’s specific piece of intellectual property value.

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The Discounted Net Cash Flow Approach requires an analyst to quantify the financial benefits associated with future ownership of a specific ongoing corporate organization or use of intellectual property such as - “patents”, “ideas” or “concepts”. In order to achieve these goals, projection of net cash flows are made for a specific period of time, usually five (5) to eight (8) years. Usually, the projected number of years equates to the length of time it would take for an organization or some new intellectual property to be created, from the ground up, and become comparable to an on-going corporate entity or intellectual property that is competitive with the established product or organization. The projection requires an income forecast, usually by category of income (type of product, number of products sold, length of existing contracts and type of sales organization utilized), an expense forecast, based upon the normal expected future costs (allowing for inflation) to operate either the organization or the output (“product”) from the intellectual property and an investment forecast for expenditures on new equipment, if any, and a cost of capital forecast.

This last forecast takes into consideration the total capital structure of the organization and / or the new development of specific intellectual property, along with the inherent risks that inure to the specific corporation or asset in a specific industry based upon known or reasonably projected economic, financial and legal ramifications as reflected in the discount rate chosen. The fair market value of the organization or intellectual property under analysis is then the cumulative present value of all future cash flows.

Since the overall aspects of the potential benefits and use of specific medical diagnostic and treatment intellectual property, as analyzed and reflected in the report herein, are not often discussed and analyzed by a wide variety of economic authorities, the supporting financial / economic data on these potential type of products to be sold into the overall stream of business and commerce to consumers and other business enterprises is not widely known, studied or agreed upon and can be open to a series of revisions or changes, a solid amount of uncertainty exists. In addition, the format or structure of the area or industries into which these potential products or items would fall has frequently changed in recent years based upon the rapid changes in a combination of business, medicine and technology. Often, potential use of the outlined concepts are not adequately reflected on the ongoing changes in our national economy including multiple and sometimes conflicting national and state laws.

STRATEGY OF INNOVATION

We are currently prospecting for innovative products that are considered “life-changing” and have the distinct probability to provide society with fundamental changes to current alternatives. As part of this strategy of innovation, we will engage various strategic partners and consultants to assist us in defining the appropriate micro and macro strategies of acquisition, identifying and evaluating such opportunities and assisting in the actual closing on these desired innovative technologies.

Relationships and Milestones

Tapping into the pipeline of innovative healthcare companies and technologies that need our strategic assistance is an important aspect of our mission. Strategic relationships have been formed in which we are afforded the opportunity to view and evaluate an extensive pipeline of life changing technologies. One such arrangement is a formal relationship with an American Stock Exchange company known as UTEK Corporation. UTEK Corporation, trading under the symbol UTK on the American Stock Exchange, is a business development company (“BDC”) located in South Central Florida that provides numerous technology transfer opportunities for us to evaluate under a defined profile for our acquisitions which meet our specific strategic needs. The company acquired Ice Baton as a result of the previous relationship

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that existed with UTEK and the Original TenthGate, Inc. A 12-month strategic agreement between UTEK Corporation and us was established August 26, 2005, for which 240,000 restricted shares of our common stock were issued as consideration, valued by UTEK at $120,000 or $0.50/share. These shares vest at 20,000/month and the agreement can be cancelled by us by providing a 90-day notice of such, thus prompting the return of all unearned shares to the company.

This is how our UTEK relationship works: Once acceptable targeted technologies have been identified by UTEK specifically for us, acquisition of license or technology will be facilitated by UTEK with the owners of the Intellectual Property (IP). UTEK will work to negotiate and acquire the IP or Technology Licenses for such directly from the owners of the IP. We will then acquire this IP from UTEK using our restricted common stock as consideration. The newly acquired IP is typically placed in a new corporation and then organized as a subsidiary of the company.

Currently, UTEK has been issued a total of 480,000 shares of our common stock of which 240,000 shares were previously issued in consideration for a 12-month technology agreement with the Original TenthGate Incorporated (NV) and UTEK during the period, August 2004 to August 2005. Those shares have since been exchanged as part of the merger agreement for our shares.

UTEK offers us a full-time professional team seeking specific life-changing technologies on our behalf from some of the premier learning and research institutions world-wide. This level of professional IP search support should serve to accelerate and complement the attainment of our initial 12-month IP acquisition targets.

TenthGate Target Acquisitions

We intend to complete two (2) acquisitions within the next 12 months and a minimum of ten (10) over the next 5 years. Some of our current targeted technologies include, but are not limited to the following: glutathione production, a diagnostic blood test for mad cow disease; nano technology solution used to deplete t-cells in bone marrow; sleep apnea diagnosis technology to be used as part of routine annual physical exams; and an optical skin cancer detection product.

Over a five year period, we intend to acquire and foster approximately ten (10) meaningful, life changing, innovative technologies in either division of our company. It is anticipated that most technologies targeted for acquisition would be initially valued in the range of $100,000 to $1 million dollars depending on whether the patent is acquired outright or exclusive license obtained. We would target an exponential return on investment of such acquisitions related to the purchase price. We will look to leverage our company stock, if necessary, for these acquisitions in order to protect our cash resources. The strength of our stock price will determine whether or not our stock would be an appropriate currency for acquisition and at what levels. Shareholder dilutive effect will be balanced with upside potential return. Certain technologies may require “fenced capital raises” specific to the company or IP acquired, especially larger projects that are determined to be capital intense.

Once control of the innovation has been achieved, we will implement a standard business evaluation to determine specific levels of resources appropriate for the development of each technology acquired. This could range from applying a high percentage of our existing cash and intellectual capital resources for a very promising technology, (e.g. one offering a high return on investment (ROI) to our shareholders), to cancelling development of a technology completely if further evaluation reveals the product does not appear to offer a reasonable ROI. At the point when proof of concept and commercial potential and scope is determined with reasonable certainty, the company may seek additional Intellectual Propriety protections if deemed necessary.

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Acquired technologies will follow three basic (3) pathways:

1. They become part of our portfolio technologies to be developed either internally, out-licensed, or leveraged into a partnership, joint venture, etc.

2. If an acquired innovation warrants further development in order to reinforce its proof of concept, market potential, etc., but is subsequently deemed outside of the scope of our mission, such innovations would be targeted for sale to an appropriate buyer under mutually acceptable terms.

3. Technologies may be acquired and shelved if deemed strategically appropriate to our mission. Reasons for such delays in development may range from awaiting development of synergistic technologies needed to fully develop our acquired IP to limitations of cash and intellectual capital resources available to be applied to the innovation at that time.

Explanation of Intellectual Capital

- A New form of Wealth Critical to TenthGate’s Success

In recent times, a significant number of organizations do not possess a high degree of tangible assets, but are in control of “intellectual property”, namely assets that possess the ability to generate income or wealth based upon an idea, concept or knowledge. Many of these style organizations faced unusual hurdles in launching their ideas and, based upon recent events, now face a number of organizational problems that could lead to a reorganization outcome. However, before reorganization can be either analyzed or effective, one must examine, explore and understand the meaning of “intellectual capital”.

We seek cutting edge technology, services, abilities or “knowledge” as opposed to older existing products or services in order to produce an ongoing stream or flow of income. The idea of capital as a euphemism for a strategic business asset is not new. Economists frequently describe the basic resources necessary for an industrial enterprise in terms of the three classic kinds of assets: land, labor, and capital. But the idea of intellectual capital is a new one; it brings to the foreground the brainpower assets of the organization, recognizing them as having a degree of importance comparable to the traditional land, labor, and tangible assets.

If a survey were conducted, there would be agreement that many modern companies are filled with intellectual capital: law firms, consulting firms, software companies, computer companies to name but a few. But if the survey went out to ask people to define what intellectual capital is, there would be a wide range of answers. These answers would not converge onto one simple definition of intellectual capital, but rather on many. The range of views and the number of terms used to describe and define intellectual capital are broad, without a clear focus, and often confusing. Some of the same terms appear in many of the definitions yet seem to have different meanings in each.

For example, the following list of “capitals” is frequently, and differently, used in descriptions or definitions of intellectual capital: human capital, customer capital, stakeholder capital, cultural capital, relationship capital, organizational capital, structural capital, process capital, and economic capital.

In contrast to the list of confusing and ever-changing types of capital, there is substantial agreement on the activities and elements that constitute the capital of interest here: intellectual capital. Picture the elements of IC as balloons in a pile. If the balloons were piled on the floor of a room, each observer in a different part of the room would have a different perspective on intellectual capital. Someone interested in

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knowledge or knowledge management would see one face of the pile. From another perspective, the elements of intellectual capital would present a different face.

The diversity of opinion on just exactly what intellectual capital is results from the wide range of interests and perspectives on the subject. Each definition is consistent with the perspective and interests of its users and understandably often neglects or ignores the interests or perspectives of others. The users of intellectual capital tend to fall into several groups, as listed below, each with strongly held and sometimes vehemently defended points of view.

KNOWLEDGE AND LEARNING. People with these interests tend to see human capital and the tacit components of intellectual capital in the foreground. They are concerned primarily with the creation of new or more knowledge and methods and environments in which creative processes can be most productive.

KNOWLEDGE MANAGEMENT. This term is often used as a synonym for computer-based information systems. People with this area of interest concern themselves with the identification of data or information, where it resides, where it needs to be, and how to get from point A to point B in the most efficient manner.

INNOVATION MANAGEMENT. This term is sometimes used to describe the management of research and development (R&D). People with this interest focus on how to improve the efficiency and effectiveness with which ideas are generated and screened to identify those of greatest interest or value to the organization.

CAPITAL MARKETS. People with an interest in capital markets see intellectual capital as a business asset and are concerned with the amount of a firm’s intellectual capital, how it is valued, how its value affects the company balance sheet, and how to provide value information to current and potential stockholders.

SHAREHOLDERS. People in this group have a financial interest in a business enterprise. They see the firm’s intellectual capital as a business asset and are interested in both the amount and the use of a firm’s intellectual capital. Their interest usually centers on how the intellectual capital can be focused and leveraged to improve profitability or strategic positioning.

COMPANY MANAGERS. These are the people who manage the firm’s intellectual capital. They, too, see it as a business asset, but their focus is on how to manage it in order to increase both its amount and, more important, its ability to increase cash flow. Company managers involved with intellectual capital are most often focused on creating the firm’s future cash flow, economic profit, and sustainable competitive advantage.

TenthGate’s Incubation and the Entrepreneurial Process

Medical incubators have recently become part of the business scene as an innovative approach to economic development. It is one on the many facets of our medical technology venturing process that is an emerging response to changing economic conditions. Medical technology venturing is an entrepreneurial process by which institutions – universities, government, and the private sector – take and share risk in integrating and commercializing scientific research, new technologies, and business opportunities. It often links public and private infrastructures, a sound educational system, and an extensive business network.

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The basic concept behind the new business / medical technology incubator – whether direct medical technology or supportive technology, urban or rural, non-profit or profit-making, public or private, locally owned or part of a chain – is to leverage entrepreneurial talent. The primary driver of a new medical / technology incubator is neither the availability of funds nor the rate of technological advance; it is the entrepreneur. New business incubators seek to maximize the potential of entrepreneurial talent within a community by providing entrepreneurs with services and support that complement their natural talents and enable them to expand their potential. The incubator can thus be a significant link between the entrepreneur, especially one who is medical / technology-oriented, and the commercialization of the product or service offered.

Small businesses are the single largest job-creation segment of our economy. A 1981 study conducted at the Massachusetts Institute of Technology found that between1969 and 1976, nearly two-thirds of all new jobs were created by firms employing fewer than twenty individuals. Furthermore, statistics show that jobs created by firms employing fewer than 100 people – still well within the limits of what is considered small business – account for nearly 80.0% of all new job creations. Since small business is good for economic development, the nurturing of small business should be an appropriate focus for economic policy. In addition, small firms and inventors are 2.4 times more productive per employee and twenty-four times more productive per dollar of research and development expenditure in the generation of innovation than are larger organizations.

These developments must be weighed against another important fact – that nearly 50.0% of small businesses fail within five (5) years. There are many reasons for which businesses fail: undercapitalization, poor management, technological obsolescence, fads, recession, competition, labor problems, inflation, and scarcity of raw materials. However, studies of small business that have focused on the reasons for business failure have found the key causes to be undercapitalization and poor management. An estimated 2,000 businesses fold each year because of one serious error that was not foreseen. Nine out of ten small businesses fail because of management deficiencies – and research shows that nine out of ten causes of failure could have been foreseen. A new business / medical / technology incubator attempts to increase the chances of success and profitable output of emerging companies.

The Entrepreneurial Process

The economic / financial development of new potential technology is based on four (4) critical factors:

1.	Talent – People

2.	Technology – Ideas

3.	Capital – Resources

4.	Know-how – Knowledge

Entrepreneurial talent results from the drive, tenacity, dedication, and hard work of a special type of individual – people who make things happen. Entrepreneurs are people who recognize specific opportunities. Where there is a pool of talented entrepreneurial individuals, there is opportunity for growth, diversification, and new business development. There are a variety of sources for entrepreneurs and TenthGate intends to tap into these resources to assist in accomplishing our mission: universities, corporations, research labs, communities, the public sector, and inventors of all sorts. Events that trigger the entrepreneurial push may include dissatisfaction with current employment, recognition of an opportunity, an urge to try a new venture, changes in public policy, or simply a desire to promote an innovative idea.

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But talent without ideas is like seed without water. The second critical component in the entrepreneurial process concerns the ability to generate ideas that have real potential within a reasonable time. The burst of creativity and innovation in emerging medical / technological industries holds tremendous promise for both medical and economic development and technology business growth. When talent is linked with medical technology, people recognize and then push viable ideas, and the entrepreneurial process is underway.

Every dynamic process needs to be fueled. The fuel for the entrepreneurial process is capital. Capital is the catalyst in the entrepreneurial chain reaction. It is the lifeblood of emerging and expanding enterprises. In business, it is the sine qua non of a new product, an innovative service, or a brilliant idea. Capital provides the financial resources through which the ideas of the entrepreneur can be realized. It is critical that Capital resources be secured in a fiscally responsible fashion to avoid a “toxic” or “super dilutive” affect on shareholders.

Along with talent, technology, and capital, one other element is indispensable to the successful entrepreneurial process. Know-how is the ability to leverage business or scientific knowledge in linking talent, technology, and capital in emerging and expanding enterprises. It is the ability to find and apply expertise in a variety of areas that can make the difference between success and failure. This expertise may involve management, marketing, finance, accounting, production, and manufacturing, as well as legal, scientific, and engineering help.

Successful entrepreneurial development requires a synergy among talent, technology, capital, and know-how. A medical / technology incubator tries to be the integrating link that can increase the chances for success of new ventures for entrepreneurs. In addition, incubators can provide a framework for focusing and binding the critical elements of the entrepreneurial process for new ventures. They can also significantly telescope the learning curve, thus giving entrepreneurs more time to let their businesses grow and more opportunities to learn from otherwise disastrous mistakes as they broaden their know-how.

hypercompetition

Merely opening or establishing a medical incubator is not enough in today’s environment. Businesses, even those that are being contemplated, must operate in a hypercompetitive environment. The business climate is fierce, both domestically and internationally. The competition is between countries, states, and communities, as well as between large and small firms and among industries. The environment in which emerging firms must operate is particularly unforgiving. The ability to introduce new technologies or services to the marketplace poses several unique competitive problems. There is a gap between the firm and its potential markets. This gap results from such issues as (1) public acceptance, (2) technological obsolescence, (3) social concerns, (4) channels of distribution, (5) development of an aftermarket, (6) overseas manufacturing, and (7) the process of moving to the next market.

To help companies meet the challenge of a hypercompetitive environment and to maximize the contributions of the small business and the technology business growth sectors to American society, the promotion of new business growth has become an important facet of economic policy at the federal, state, and local levels. Building indigenous companies has become an essential element in regional economic development.

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stimulants

A variety of social and economic factors are stimulating medical entrepreneurial activity and thus generating more robust medical / technology output. These factors include an increasing focus on capital formation, changing institutional relationships, supportive government programs, reassessment of intellectual property, and new approaches to medical innovation.

A growing pool of capital dedicated to the entrepreneurial process is being created in the United States today. Much of the attention to this pool has been focused on venture capital – a dynamic and creative process by which capital investments in mid-growth enterprises are made, managed, and developed. Venture capital is generally available only to firms with a proven track record. Venture capitalists rarely provide seed capital – that is, capital utilized to prove a concept, to build a prototype, or to permit an entrepreneur to start a new firm. Consequently, there is a need for mechanisms that allow entrepreneurs to reach a point at which they might be able to tap the resources of the venture capital industry. New medical / technology incubators can provide one type of mechanism. They can serve an emerging company in two financially critical ways: they can provide financial resources to assist in the startup phase of a company, and they can act as a facilitator for future financing as the company matures.

A second stimulator involves the commercialization of technology among various social institutions. The ability to transform scientific and technical developments into profitable business opportunities is at the heart of the commercialization process. Social institutions – government, industry, and nonprofit organizations – are important sources of research and development. Other institutions – government laboratories, industry, universities and colleges, and other non-profit institutions – directly perform research and development functions. These institutions are looking for innovative ways to collaborate, to promote entrepreneurial activity, and to diffuse technology while they reap the rewards of their intellectual property assets. Within each of these institutions are potential entrepreneurs, for whom a medical technology incubator can provide the opportunity to commercialize their ideas and visions.

A third stimulant to the entrepreneurial process is the proactive role of federal, state, and local governments. The federal government is actively seeking to fund and support technological efforts that have the potential for commercialization. Through agency quotas or “set-asides” to small high technology companies, through innovative efforts at the Small Business Administration, through a growing innovative programs such as the Small Business Innovation Research Program, the federal government is encouraging high-technology small business formation and growth. State and local governments are also finding innovative mechanisms to support entrepreneurial activities: direct funding of research and development, development of high-technology initiatives, establishment of research and development parks and science centers, emphasis on quality educational programs, tax incentives, and increasing emphasis on indigenous company formation and growth. Local governments are cooperating with state and federal government initiatives, even to the point of providing facilities, resources, and expertise to promote new business activity.

Fourth, universities, federal laboratories, industry and research consortia are undertaking major reassessment of policies and approaches to intellectual property because of hyper competition. This is particularly important to many emerging high-technology companies. Since each of these institutions is producing entrepreneurs who take their ideas and innovations to the marketplace, it is becoming more important to reassess patents, licenses, royalties, and the general ownership of scientific and technological developments. Given the growing collaborative relationships that are developing between business, government, and academia, and given their more direct attempts to transfer technology to the

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marketplace, there are likely to be increasing numbers of entrepreneurs seeking opportunities to commercialize their ideas and innovations.

A fifth stimulant to new business development is the removal of barriers to innovation through the establishment of an environment favorable to entrepreneurial activity. The removal of barriers has been accomplished on many levels, including federal, state, and local governments and industry. On the national level, the federal government has encouraged the transfer of technology from federal laboratories and has encouraged formation of research consortia by modifying anti-trust laws. Many state governments have repealed tax laws that are considered disadvantageous to technology-oriented firms, have enacted special education laws to help keep and attract highly qualified personnel to local employment, and have endeavored to create an environment conducive to entrepreneurship. Many corporations, recognizing that entrepreneurship increases productivity, have established flexible corporate cultures to accommodate entrepreneurial activity. Some have even established venture pools and incubator units to invest in entrepreneurial oriented employees.

new business medical incubator

Successful entrepreneurship takes a wide variety of talents. However, it is rare to find a potential entrepreneur who combines the technical expertise necessary for medical / technological innovation with the business acumen necessary for successful product commercialization. One concept that has developed in the last five years to facilitate the development of entrepreneurial creativity and education is the corporate innovative incubator unit.

We are designed to assist entrepreneurs in developing their business skills in an environment that promotes medical / technology commercial developments. In this environment, aspiring entrepreneurs have more freedom to be creative, since their energies can be devoted to product development rather than the rigors of obtaining financing or managing an organization. During this period, the entrepreneur is associated with other entrepreneurs who are facing similar difficulties, providing an association that should help solve problems and stimulate the entrepreneur’s drive for success.

An incubator cannot only be an organization, but it can also be a physical unit. Incubators can start as a single building or group of buildings in which participating entrepreneurs can be housed together to interact spontaneously. For a nominal fee, the institution sponsoring the incubator may provide secretarial support, duplicating services, accounting services, technical editing help, computer equipment, conference space, health and other benefit packages, and access to university facilities and expertise.

Organizationally, incubators differ from one another because of their varying priorities. Priorities are different because of the funding that supports the incubator unit. Funding sources for these units include federal, state, and local governments, communities, universities, private individuals and foundations, and corporations. Incubators can be associated with any of these funding sources to varying degrees and, therefore, have similar goals but different priorities. The general goals of incubators are to develop firms and to stimulate entrepreneurship. Incubators may seek to develop jobs, create investment opportunities for college endowments, expand a tax base for local government, enhance the image of college technical programs, speed the transfer of technological innovation from the academic and research worlds to industry, fill a perceived gap in venture capital financing by improving the quality of locally based entrepreneurial talent, and build a core of indigenous companies.

Many of the first incubators were university related. The advantages of being on or near a university campus are numerous: library facilities; exposure to state of the art technical thinking and equipment; access to undergraduates – a cheap and technically skilled labor pool; a creative environment; and

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potential employment as a lecturer. Companies within the incubator profit from the resources of the university in a variety of ways. They may benefit from having the best available talent when they need it without having to carry that high-priced talent on their payroll. Further, these companies receive the stimulus and catalytic effect associated with working alongside exceptional professionals from outside their organization.

In summary, we are seeking to become a blend of a medical / technology incubator and a holding company focused on the acquisition and development of life changing health related medical technologies once specific technologies have passed through their incubation phase. Via successful managerial techniques including patent applications and protections, we are well positioned and structured to support, oversee and encourage specific medical / technological advances. While such medical technology sponsorship can often be considered risky, via a blend of hands on management, technological synergism, asset protection, cost containment and portfolio management, risks can be reduced in order to maximize the potential of our medical holding company’s opportunities.

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TENTHGATE PROFORMA VALUATION ILLUSTRATION

Intellectual Property consisting of “concepts” or “ideas” for which there are no actual historical sales, records, profits or data are most often valued for their future potential cash flow growth and profitability. In order to correctly value such “concepts” or “ideas” under this method, one needs to construct the most likely Present Discounted Value of the “concepts” or “ideas” that are under analysis. In as much as each of these “concepts” or “ideas” is to be valued for their Fair Market Value (“FMV”) on a separate or independent basis, the following illustration of consolidated discounted cash flow projections are provided for TenthGate as denoted below. This in no way constitutes any guarantees of such performance of valuations being achieved:

TENTHGATE TARGETED PROFORMA

USING SCHEDULE OF DISCOUNTED CASH FLOW MODEL

Year 1	Year 2	Year 3	Year 4	Year 5	Terminal

(2006)	(2007)	(2008)	(2009)	(2010)	Capitalized

Intellectual Properties	4	6	8	10	12

Gross Income	2,100,000	7,000,000	10,000,000	15,000,000	25,000,000

Cost of Goods Sold	420,000	1,400,000	2,000,000	3,000,000	5,000,000

Operating Expenses	525,000	1,750,000	2,400,000	3,600,000	5,750,000

TOTAL COSTS	945,000	3,150,000	4,400,000	6,600,000	10,750,000

Net Operating

Income	1,155,000	3,850,000	5,600,000	8,400,000	14,250,000

Taxes (35.0%)	404,000	1,348,000	1,960,000	2,940,000	4,988,500

Net Income	751,000	2,502,000	3,640,000	5,460,000	9,262,000	23,155,000

Present Discounted

Value (“PDV”)	0.769	0.592	0.455	0.350	0.269	0.207

Net Present Value

Discounted	577,500	1,481,200	1,656,200	1911,000	2,491,500	4,793,100

FMV Valuation               $12,910,000

(As of November 1, 2005)

Notes:

1) All calculated numbers were rounded to the nearest thousand or hundred dollars;

2) A Discount Rate of 30.0% (5 to 6 times United States Long Term Treasury obligations) was utilized herein based upon the data and risks associated with the “concepts” and “ideas” of TenthGate;

3) A Capitalization Rate of 40.0% was utilized to also portray the sustained and ongoing business risks associated with the early development and production of the “concepts” and “ideas” of TenthGate.

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KEY VENDOR RELATIONSHIPS

To assist TenthGate in accomplishing its mission in an efficient and compliant fashion, we have established several important vendor relationships. These relationships are essential to the early stage development of our company as well as in support of our long-term strategic goals.

SEC Counsel, General

Larry Wilson, Esq.

Franklin, Cardwell & Jones, PC

Houston, TX

www.fcj.com

SEC Counsel, Transactions

Gregg Jaclin, Esq.

Anslow & Jaclin, LLP

Manapalan, NJ

www.anslowlaw.com

Accounting & Bookkeeping

Brian Beerman

Beerman Piper & Associates, LLC

Pittsburgh, PA

www.beermanpiper.com

Public Company Auditors

Mark Kingery, CPA

Kingery & Crouse, CPA

Tampa, FL

www.tampacpa.com

Technology Intellectual Property Search & Acquisition

UTEK Corporation

Plant City, FL

www.utekcorp.com

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Economist Services

Dr. Kenneth Lehrer

Lehrer Financial & Economic Advisory Services

Houston, TX

www.lehecoserv.com

Branding & Web Development

Pranav Kothari

Red Couch Interactive

Houston, TX

www.redcouchinteractive.com

Capital Accounts & Banking Services

Wachovia Bank

www.wachovia.com

TENTHGATE INCORPORATED’S CURRENT HOLDINGS

– CORPORATE ASSETS AND RESOURCES

Presently, we own or have the rights to two properties. Although our existing products may have potential for significant commercial sales development, this formal evaluation or determination has not been made by us at this time. We do anticipate that future targeted acquisitions will likely offer our shareholders an even greater potential for return on investment than our existing properties. This prediction is based upon our recently established Intellectual Property acquisition methodologies requiring such technologies to be “life-changing” in scope and offer exponential economic potential once developed.

CURRENT PRODUCTS

SutureMate®

The first property is a medical device known as SutureMate®, which is currently selling commercially through DeRoyal Medical at small levels and provides a unique niche in the OSHA mandated needle stick prevention area. This IP is held in Atlantic Development Group, Inc., our wholly owned subsidiary.

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distribution of product

The SutureMate® surgical safety device is currently the company’s only product available in the U.S. marketplace. The arrangement with DeRoyal provides for the worldwide distribution of the SutureMate® surgical safety device.

On Feb 13, 2001, an agreement with DeRoyal Industries, Inc. (“DeRoyal”) was entered to finish and distribute the SutureMate® surgical safety device worldwide. The terms of this agreement has been treated as current by us, who has notified DeRoyal that the SutureMate product is now held by our wholly owned subsidiary, Atlantic Development Group, Inc. (a private VA corporation) as a result of an asset sale that took place with the Original TenthGate in 2005.

DeRoyal Safety Products are designed to take care of the caregiver as well as the patient. Each product has been engineered to provide workplace controls aimed at preventing injury or illness that can occur in the healthcare setting.

surgical safety needles in the united states

Based upon the fact that numerous workers who are occupationally exposed to blood borne pathogens have contracted fatal and other serious viruses and diseases, including the human immunodeficiency virus (HIV), hepatitis B, and hepatitis C from exposure to blood and other potentially infectious materials in their workplace, in 1991 the Occupational Safety and Health Administration issued a standard regulating occupational exposure to bloodbrone pathogens, including the human immunodeficiency virus, (HIV), the hepatitis B virus (HBV), and the hepatitis C virus (HCV). Compliance with the blood borne pathogens standard has significantly reduced the risk that workers will contract a blood borne disease during the course of their work. Nevertheless, occupational exposure to blood borne pathogens from accidental sharp injuries in healthcare settings continued to be a serious problem. In March 2000, the Centers for Disease Control and Prevention estimated that more than 380,000 percutaneous injuries from contaminated sharp objects occur annually among healthcare workers in United States hospital settings. Estimates for all health care settings are that 600,000 to 800,000 needle sticks and other percutaneous injuries occur among

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health care workers annually. Such injuries can involve needles or other sharps contaminated with blood borne pathogens, such as HIV, HBV or HCV.

Since publication of the blood borne pathogens standard in 1991, there has been a substantial increase in the number and assortment of effective engineering controls available to employers. There is now a large body of research and data concerning the effectiveness of newer engineering controls, including safer medical devices. Numerous studies have demonstrated that the use of safer medical devices, such as needle less systems and sharps with engineered sharps injury protections, when they are part of an overall bloodborne pathogens risk-reduction program, can be extremely effective in reducing accidental sharps injuries.

In March 2000, the Centers for Disease Control and Prevention estimated that depending on the type of device utilized and the procedure involved 62.0% to 88.0% of sharps injuries can potentially be prevented by the use of safer medical devices. Training and education in the use of safer medical devices and safer work practices are significant elements in the prevention of percutaneous exposure incidents. Staff involvement in the device selection and evaluation process is also an important element in achieving a reduction in sharps injuries, particularly as new safer devices are introduced into the work setting. All of this has become part of the Occupational Safety and Health Act of 1970 enacted in January, 2000 and known as the “Needle Stick Safety and Prevention Act.” This Act should drive the need for SutureMate.

product features

SutureMate® Suture Assist Device Key Features:

• Allows suture needle to be “parked” between stitches for re-grasping with needle holder

• Minimizes danger to non-dominant hand

• Eliminates danger of glove perforation from tying with needle attached

• Internal groove acts as a protected knife blade to smoothly sever needle from thread

• No need to introduce additional sharps to field

• Latex safe

Product No.	Description	Quantity
25-2240	SutureMate	20/Cs

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DeRoyal is the largest privately held healthcare supplier of safety devices with over 250 sales representatives worldwide. Formed in 1973, DeRoyal is a international, vertically-integrated supplier of institutional and consumer healthcare products and services, with 27 subsidiaries and affiliates in seven states (California, Florida, Georgia, Oklahoma, South Carolina, Tennessee, and Virginia) and ten countries (Canada, Costa Rica, England, Estonia, Germany, Ireland, Italy, the Netherlands, Sweden and the United States). DeRoyal’s four business units, Acute Care, Patient Care, Wound Care and OEM (original equipment manufacturer) produce more than 25,000 products, including: rehabilitation and therapy products, sports medicine supports, orthopedic bracing and supports, fiberglass and plaster casting; wound care dressings; unitized surgical delivery systems; surgical accessories; neonatal, labor and delivery products; angiographic, endoscopic, anesthesia and temperature monitoring products; as well as manufacturing services in plastics, textiles, electrical manufacturing, converting and sterilization.

product manufacturing

Currently, the re-designed SutureMate® surgical safety device is manufactured by the Hansen Plastic Division of Tuthill Corporation at their plant located in Clearwater, Florida (“Tuthill”). There is no blanket agreement between the company and Tuthill regarding the manufacturing of the SutureMate® surgical safety device and each manufacturing run is separately contracted as required. The company believes that there are a large number of manufacturers that would be willing and capable of manufacturing the SutureMate® surgical safety device if its relationship with Tuthill is interrupted for any reason.

sales and marketing

The primary medical industry markets include hospitals, healthcare facilities, surgeons, nurses, and technologists in procedure-oriented specialties, including obstetricians, dentists, emergency room personnel and other medical professionals. The company believes that the criteria for another appropriate strategic partner for an alliance with the company would include a worldwide presence; a dedicated, highly trained sales force with access to the operating room; an acknowledged leader in the industry; and an interest in diversification of its existing product lines.

competition

There is intense competition in the markets in which we engage in business based upon price, availability, and technical innovation. In addition, surgical aides and other safety devices must compete against the perception of convenience and cost of unaided and unprotected procedures. We believe that there is relatively little competition for our products, developed and undeveloped, at this time.

Notwithstanding our innovative product line, there are many major companies, which could compete with the company due to their size and market share in the medical products area. We believe that these major companies will continue their efforts to develop and market competitive devices and products.

There is intense competition in sales of products for use in gynecological, spinal, vascular, cardiovascular, interventional cardiology, breast biopsy, and urologic, orthopedic and oncological procedures. A broad range of companies presently offer products or are developing products for use in such procedures. Many of these companies have significantly greater capital than the company and are expected to devote substantial resources to the development of newer technologies, which would be competitive with products that the company may offer. There are also a number of smaller companies, which offer such products which present additional competition.

sources and availability of raw materials

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Raw materials necessary for the manufacturer of parts, components and packaging supplies for all of the company’s products manufactured by the Medical Products Division are readily available from numerous third-party suppliers.

The company does not rely on any other principal suppliers for any of its raw materials. However, with regard to the SutureMate® surgical safety device, the company has received a price quotation from Tuthill Plastics, Inc. for the manufacture of the re-designed SutureMate® surgical safety device.

dependence on major customers

The SutureMate® surgical safety device sales are currently principally reliant upon DeRoyal and in-house distribution and re-establishment of various distribution arrangements for generating revenues for this product. Subject to the availability of additional funding, of which there can be no assurance, the company believes that it can increase its customer base so that the loss of any one client will not adversely impact upon the financial condition of TenthGate Incorporated.

research and development

We believe that research and development is an important factor in our future growth but we have been unable to conduct any research or development activities in the last two years because of funding limitations. It is anticipated that much of our future research and development for new and existing technologies will be accomplished via joint ventures and partners with best in class technologies third party partners.

patents, copyrights and trademarks

The original patent for the SutureMate® surgical safety device was issued in 1990 and has reached the 15 year maturity. Therefore, the company has determined no economic advantage exists to support renewal of existing patents as we own and control the only existing tooling for this product, which is housed in Clearwater, FL with the manufacturer, Tuthill Plastics Group.

A trademark registration with the United States Patent and Trademark Office for the SutureMate® surgical safety device was originally filed July1, 1993. This trademark was registered on April 5, 1994.

government regulation – fda approval

Regulation by governmental authorities in the United States and foreign countries maybe a significant factor in the development, manufacture and marketing of the Company’s current and future products and services. It is anticipated that virtually all of the products developed by the Company will require regulatory approval by governmental agencies prior to commercialization.

Prior to entering commercial distribution, all medical devices must undergo FDA review under one or two basic review procedures: a Section 510(K) pre-market notification (“510(K)”), or a pre-market approval application (“PMA”).

A 510(K) notification is generally a relatively straightforward filing submitted to demonstrate that the device in question is “substantially equivalent” to another legally marketed device. The term “substantially equivalent” for 501(K) purposes does not mean that a product is not unique. Rather it means that a product can be categorized with existing products for sterilization and safety purposes. Pursuant to 21 C.F.R. 807.100(b), the “FDA will determine that a device is substantially equivalent to a

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predicate device using the following criteria: (1) [t]he device has the same intended use as the predicate device; and (2) [t]he device: (i) [h]as the same technological characteristics as the predicate device; or (ii)(A) [h]as different technological characteristics, such as a significant change in the materials, design, energy source, or other features of the device from those of the predicate device; (B) [t]he data submitted establishes that the device is substantially equivalent to the predicate device and contains information, including clinical data if deemed necessary by the Commissioner, that demonstrates that the device is as safe and as effective as a legally marketed device; and (C) [d]oes not raise different questions of safety and effectiveness than the predicate device.” Approval under this procedure is typically granted within ninety (90) days if the product qualifies, however, this procedure may take longer. For any medical device cleared through the 510(k) process, modifications or enhancements that could significantly affect the safety or effectiveness of the device or that constitute a change to the intended use of the device will require a new 510(k) submission.

When the product does not qualify for approval under the 510(K) procedure, the manufacturer must file a PMA which shows that the product is safe and effective in its intended use. The pre-market approval process begins with an animal test that lead to the preparation of an Investigational Device Exemption (“IDE”) granted by the FDA on review of the animal test data. Once the IDE has been granted, human clinical trial may commence with a small population in tightly controlled environments. If successful, a larger human clinical trial may be conducted using several diverse testing sites and population groups. Data from both clinical trials is then summarized submitted to the FDA. If the FDA determines that there is reasonable assurance that the device is safe and effective for its intended purpose, it will grant approval to market the device. This requires a significantly longer FDA review after the date of filing, and the time and costs of performing the necessary trials before the results are known represent a significant risk to the development of new devices.

In the past, our products have been cleared by the FDA under the 501(K) expedited form of pre-market review or have not required FDA approval. To the extent the Company develops products for use in more advanced surgical procedures, the regulatory process may be more complex and time consuming. Some of our potential future products may require lengthy human clinical trials and the PMA application relating to class III medical devices. There is no assurance that funds will be available to conduct clinical trials or other expenses necessary to obtain a PMA. During any review period, there is the risk of entry by competitors and risk of changes in the marketplace prior to market approvals being obtained.

We are also subject to routine inspection by the FDA and state agencies for compliance with Good Manufacturing Practice requirements, Medical Device Reporting requirements and other applicable regulations. Noncompliance with applicable requirements can result in warning letters, import detentions, fines, civil penalties, injunctions, suspensions or losses of regulatory approvals, recall or seizure of products, operating restrictions, refusal of the government to approve product export applications or allow us to enter into supply contracts, and criminal prosecution. Delays in receipt of, or failure to obtain, regulatory clearances and approvals, or any failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Overseas, the degree of government regulation affecting us varies considerably among countries, ranging from stringent testing and approval procedures in certain locations to simple registration procedures in others, while in some countries there is virtually no regulation of the sale of our products.

fda’s 510k information

510(k) Overview as of November 1996

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Section 510(k) of the Food, Drug and Cosmetic Act requires those device manufacturers who must register to notify FDA, at least 90 days in advance, of their intent to market a medical device. This is known as Pre-market Notification - also called PMN or 510(k). It allows FDA to determine whether the device is equivalent to a device already placed into one of the three classification categories. Thus, “new” devices (not in commercial distribution prior to May 28, 1976) that have not been classified can be properly identified. Specifically, medical device manufacturers are required to submit a pre-market notification if they intend to introduce a device into commercial distribution for the first time or reintroduce a device that will be significantly changed or modified to the extent that its safety or effectiveness could be affected. Such change or modification could relate to the design, material, chemical composition, energy source, manufacturing process, or intended use.

Specific details about our SutureMate product from the FDA site:

Device classification Name:	Instrument, Manual, Surgical, General Use
510K Number:	K926126
Regulation Number:	878.48
Device Name:	SutureMate
Product Code:	MDM
Decision Date:	5/19/93
Decision:	SE
Classification Advisory Committee:	General & Plastic Surgery
Type:	Traditional

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SUTUREMATE ACQUISITION DESCRIPTION

The SutureMate IP was acquired through a divestiture between Power 3 Medical Products, Inc., a New York public corporation and The Original TenthGate, Inc. (NV) via a Distribution Agreement and Technology Transfer Agreement dated May 11, 2004. The following public disclosure concerning this transaction was made by Power 3 Medical Products, Inc. in a subsequent SB-2 public filing as follows:

Divestiture of Subsidiaries

As part of the acquisition of the assets of Advanced Bio/Chem, it was contemplated that we would distribute shares of our subsidiary to our shareholders of record prior to the Advanced Bio/Chem transaction. Previous management of Power 3 and our subsidiary have been independently operating our subsidiary, TenthGate, since the Advanced Bio/Chem transaction.

We have not completed the divestiture of TenthGate and its subsidiary, but we intend to complete the divestiture as soon as practicable. Some of the principal reasons for the divestiture of TenthGate are as follows:

•	Our business focus and strategy is significantly different from that of TenthGate and its subsidiary;

•	The disposition of TenthGate will allow our management to focus exclusively on our business objectives and permit management of TenthGate more flexibility in its operations; and

•	The disposition will allow the market to separately identify and evaluate each business and provide greater access to financing for TenthGate.

The Original TenthGate, Inc. (NV) was subsequently advised by Power 3 Medical Products, Inc.’s corporate counsel that Power 3 Medical Products, Inc. was unable to issue a dividend of the Original TenthGate, Inc. shares to the shareholders of Power 3 Medical Products, Inc. as anticipated by the Agreement and Plan of Distribution (the “Distribution Agreement”) dated May 11, 2004. The reason provided to the Original TenthGate’s management was a shortfall in net capital surplus within Power 3 Medical Products, Inc., which can not exist when offering a shareholder dividend under New York law. Therefore, the 1,000 common shares of the Original TenthGate, Inc. pending the distribution were released to Power 3 Medical Products, Inc., thus completing the divestiture.

Power 3 Medical Products, Inc. has been duly issued their Original TenthGate, Inc. shares as consideration for the transaction, which has subsequently been exchanged for shares of our common stock. They have been officially advised by us to fully report such divestiture in their public filings and as of the time of this offering, they have not yet done so. We consider this matter closed.

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Ice Baton®

The second innovation for TenthGate Incorporated is Ice Baton®, for which we have acquired the worldwide exclusive rights to manufacture and sell. This License is housed in Ice Therapies, Inc., a subsidiary of Atlantic Development Group, Inc., which in turn is a subsidiary of TenthGate Incorporated. Ice Baton provides an innovative, natural ice treatment for hemorrhoids that avoids the possible complications and patient limitations associated with existing chemical topical ointment treatments. Ice Baton has been FDA approved and has received a CE mark in Europe. Presently, it is selling commercially at minimum levels in England. Ice Therapies, Inc. has purchased from Behive, Ltd. in England the exclusive world-wide license/royalty rights to manufacture and sell Ice Batons®. No other relationship currently exists between Behive, Ltd. and Ice Therapies, Inc. at this time.

world-wide exculsive license acquisition description

Core Concepts, LLC (a private Virginia LLC owned by Mr. Novak and Mr. Gray) is not associated with either Ice Therapies, Inc. or Behive, Ltd., nor are they party to any agreements with either company. However, Core Concepts, LLC did transfer to the Original TenthGate, Inc 144,033 restricted common shares of Power 3 Medical Products, Inc. (PWRM.OB) that was owned by Core Concepts, LLC, and valued at $324,300 as of August 10, 2004, which was subsequently utilized as consideration by the Original TenthGate (NV) with UTEK Corporation for the Ice Therapies, Inc. world-wide exclusive license acquisition. Core Concepts, LLC received 648,600 common shares of the Original TenthGate, Inc. (NV) valued at $0.50/share as consideration for providing the PWRM shares. These shares were subsequently being exchanged for 648,600 shares of our common stock and retained their original piggyback registration rights provided. The license agreement is between Ice Therapies, Inc., a wholly owned subsidiary of Atlantic Development Group, Inc. and Behive, Ltd., England.

Behive, Ltd. is not an employee or contractor of Ice Therapies, Inc. and is in no way affiliated with our company outside of our existing licensing agreement. Behive, Ltd. owns the Intellectual Property for Ice Baton. Ice Therapies, Inc. does not own the intellectual property for Ice Baton. However, Ice Therapies, Inc. is responsible for renewals of the Ice Baton patents that existed as of August 10, 2004 at the time the license/royalty agreement was signed with Behive, Ltd. Ice Therapies, Inc. can therefore be invoiced for such renewals as they occur. Ice Therapies, Inc. requires a 90-day advance notice for any such renewal payment requests.

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licensing agreement

Per our Licensing Agreement, royalties will be reported and paid in a timely fashion once product sales begin, but not later than the Second Anniversary of the Agreement or August 10, 2006. The minimum royalties’ payments annually, which are to begin no later than the second anniversary of our Agreement, are $40,000 US annually, one forth of this amount payable each quarter. If greater sales levels are achieved, Royalties of 4% calculated on the invoice sales values of Licensed Ice Baton after deduction of trade discounts and returns are due Behive, Ltd. No product distribution agreements have been entered or product sales made to date through Ice Therapies, Inc. As a professional good will consideration, Behive, Ltd. has been granted permission by Ice Therapies, Inc. to maintain their existing Ice Baton sales in England to allow Behive, Ltd. to utilize their remaining, pre-agreement finished product inventories of approximately 500 boxes of 4 each via web sales and previously established relationships. It is anticipated that a formal distribution and sales agreement maybe entered with Behive, Ltd., at some future date, once their remaining inventories are exhausted.

MANAGEMENT

Directors and Executive Officers

The following table sets forth, as of November 1, 2005, the names and ages of all of our directors and executive officers; and all positions and offices held. The director will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position

Tim Novak	42	President, CEO, CFO, Chairman of the Board

R. Paul Gray	42	Secretary, Treasurer and Director

The board of directors has no standing committees.

Family Relationships

No family relationship has ever existed between any director, executive officer of the company, or any person contemplated to become such.

Business Experience

The following summarizes the occupation and business experience during the past five years for our officers and directors:

Tim Novak – Age 42 - is the Senior Member of Core Concepts., LLC (www.coreconcepts.net), a provider of strategic consulting to public and private growth companies. He is a founding member of Core Concepts, LLC which has operated out of the southwest Florida market since June 2002. He served as Chairman, President and CEO of Power 3 Medical Products, Inc., a public company through May 18, 2004. His professional work experience has centered on corporate organizational development, compliance and stakeholder value creation in both the public and private settings. He has held a series 6

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& 63 license with NASD and worked as an independent agent building custom financial programs designed to assist clients in building net worth. He has an extensive healthcare background working at the senior executive level and served as a board member for many public and private companies as well as non-profit organizations. He is a panel judge for the TIME (The Integration of Management and Engineering) Business Launch Competition and International Nano Technology Competition at Case Western Reserve University. He was a founding member of The Hardin County Education Foundation, Inc. and served as an advisory board member for South Central Bank & Trust. He is a Hardin County Schools Distinguished Alumni. He graduated from Bowling Green State University with a Bachelor of Science degree in biological science and holds a Masters of Science in Administration from Central Michigan University.

R. Paul Gray – Age 42 - is the Managing Member of Core Concepts, LLC, a provider of strategic consulting to public and private growth companies. Core Concepts, LLC is located in the Washington, D. C. area and Southwest Florida. (www.coreconcepts.net) He has served as one of the founding members of Core Concepts, LLC since June 2002. He is considered a financial expert under the rules promulgated by the major stock exchanges. Mr. Gray has more than 16 years of experience in Big Four accounting and consulting firms (Ernst & Young and KPMG) serving and consulting with many public and private companies. He has extensive experience with private and public companies on financial, compliance and audit matters and has a deep background in the healthcare industry. Mr. Gray is a member of several public company boards (United Therapeutics, Inc. NASDAQ:UTHR and TenthGate, Inc.) and sits on various compensation and audit committees. He has been the Chief Financial Officer of several development stage companies most recently Power 3 Medical Products, Inc. OTCBB: PWRM and serves in an acting Executive capacity for Core Concept client’s from time to time. He is a panel judge for the TIME (The Integration of Management and Engineering) Business Launch Competition and International Nano Technology Competition at Case Western Reserve University. Mr. Gray is also a judge and advisor to the West Virginia University Entrepreneurial Program. He is a graduate of West Virginia University with a Bachelor of Science degree in accounting in 1985.

Employment Agreements/Terms of Office

Tim Novak and Paul Gray, both considered key to the success of this venture, have employment agreements with us. Tim Novak’s and Paul Gray’s employment agreements commenced on June 8, 2005 with Original TenthGate and continue with us pursuant to the merger. Pursuant to his Employment Agreement, Mr. Novak serves as our President, CEO and CFO until the expiration of the Agreement or until the Agreement is terminated in accordance with its terms. Pursuant to his Employment Agreement, Mr. Gray serves as Executive Vice President until the expiration of the Agreement or until the Agreement is terminated in accordance with its terms. In such capacities, Mr. Novak and Mr. Gray shall participate in and manage all decisions regarding the Company’s operational, administrative, business, and financial affairs of the Company and shall be each paid a salary of $150,000 plus benefits. Both Mr. Novak & Mr. Gray, as part of their terms of employment, are permitted to participate in their established consulting business and other business ventures outside of TenthGate.

Director Compensation

Presently, our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings. It is anticipated, as we evolve fiscally, an industry standard fee will be paid to board and committee members in the future.

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2005 Stock Compensation Plan

We have adopted the existing stock compensation plan from the Original TenthGate, Inc. (Nevada) as a result of the merger. Our 2005 Stock Compensation Plan reserves 2,000,000 shares of our common stock to be issued to our directors, employees, (including officers) and our divisions and subsidiaries, and consultants and attorneys who provide services to us. Our Board of Directors has complete authority to administer and issue shares pursuant to the Stock Compensation Plan. No stock options have been issued as of the date of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning stock ownership of all persons known by us to own beneficially 5.0% or more of the outstanding shares of our common stock, each director and certain executive officers and directors as a group, and as adjusted to reflect the sale of the total amount of shares of common stock and common stock purchase warrants offered hereby.

Name of	Number of	Percent of Class	Percent of Class
Beneficial Owner	Common shares Owned	Before Offering(1)	After Offering(2)

Tim Novak	5,000,000	39.87%	30.23%

R. Paul Gray	5,000,000	39.87%	30.23%

Core Concepts, LLC	1,958,600(3)	15.62%	11.84%

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(1) Based on 12,539,600 shares of common stock issued and outstanding as of November 1, 2005.

(2) Based on 16,539,600 shares of common stock issued and outstanding assuming the maximum amount of shares are sold in this offering (2,000,000) and the maximum amount of shares underlying common stock purchase warrants sold in this offering are exercised (2,000,000).

(3) Core Concepts, LLC is owned equally by Tim Novak and R. Paul Gray. Therefore, their respective interests are each 5,979,300 shares issued. Their respective percentages are each 47.68% (before the offering) and 36.15% (after the offering). All Core Concepts, LLC shares have be granted piggyback registration rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the board of directors for our consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

To date, one loan totaling $10,000 has been made by Mr. Novak as a shareholder note to us on September 19, 2005. The terms of the note, 8.0% simple interest with principle and interest due 6 months from issue and no prepayment penalties for early payment. All TenthGate shares held by Core Concepts, LLC as of the date of this offering have been granted piggyback registration rights as annotated in the principal shareholder section.

PLAN OF DISTRIBUTION

Through our officers and directors, we are offering for sale, on a best-efforts basis a maximum of 2,000,000 Units at $0.50 per Unit with each Unit consisting of one share of our common stock and one common stock purchase warrant exercisable at $0.75 per warrant. The Units are being offered to accredited investors and a limited number of sophisticated investors by our officers and directors. Subscriptions are payable by wire transfer or by check subject to collection. The minimum investment is $5,000, however, we may, in our sole mutual discretion, accept subscriptions for lesser amounts. We shall be responsible for paying the legal fees and expenses incurred in connection with the registration of the Units being sold in this offering under the state blue sky laws of the various states in which the common shares are sold, which fees are not expected to exceed $10,000.

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We reserve the right to reject any subscription from a subscriber that we believe, in our sole discretion, does not meet the suitability standards for this offering. In such an event, any funds received from such subscriber will be promptly returned without interest or deduction.

Prior to the closing, a Confidential Prospective Purchaser Questionnaire (annexed hereto as Exhibit B) and a Subscription Agreement (annexed hereto as Exhibit C) must be completed and executed by each investor and delivered to us along with funds in the amount of the purchase price of the Units being purchased.

We may, at our sole discretion, reject any potential investor’s Subscription Agreement in whole or in part, however, Subscription Agreements from any potential investor may only be accepted if such investor meets the minimum suitability standards for an investment in this offering. We are under no obligation to accept a potential investor’s Subscription Agreement and we have the discretion to accept Subscription Agreements to subscribe for any amount up to and including the amount of the entire offering. Our executive officers, controlling persons and affiliates may purchase our Units in the offering in any amount.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 150,000,000 shares of common stock, $.001 par value per share. As of the date of this Circular, 12,539,600 common shares were issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of our shareholders. Upon the completion of this offering, 16,539,600 common shares will be issued and outstanding, assuming sale of all of the common shares and common shares underlying the exercise of the common stock purchase warrants.

All common shares that are offered, when issued, will be fully paid and non-assessable, with no personal liability attaching to the ownership. The holders of common shares do not have a cumulative voting right, which means that the holders of more than 50% of such outstanding common shares can elect all of the directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, $.001 par value per share. We have not issued any preferred stock to date. We have designated 4,000,000 shares as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time into the shares of our common stock. All shares of Series A Preferred Stock rank prior to all of our shares of common stock both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The holders of the Series A Preferred Stock shall be entitled to receive dividends and distributions on parity with the Common Stock as though the Series A Preferred Stock had been converted to Common Stock on the day before the

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record date for such dividends and distributions. Shares of the Series A Preferred Stock are not redeemable by us.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations.

LIMITATIONS ON TRANSFER OF SHARES

The shares of common stock offered hereby have not been registered with the Commission pursuant to the Securities Act; however, they are deemed to be exempt from such registration pursuant to Regulation D Rule 506 of the Securities Act. Even so, the shares are subject to a restriction on resale and will be marked as such on the face of the certificate. In addition, there are limits on the resale of the shares by virtue of their corporate issuance. Accordingly, an investment in the shares offered herein should be considered highly illiquid.

INVESTOR QUALIFICATIONS

Prospective investors should consider carefully each of the risks associated with this offering, particularly those described in “Risk Factors.” In view of these risks, including the lack of an available trading market for the securities, and the consequent long-term nature of any investment in us, this offering is available only to investors who have substantial net worth and no need for liquidity in their investments. The shares will be offered for sale only to accredited investors and a limited number of sophisticated investors, who, in conjunction with such sale, will represent in the Subscription Agreement that, among other things, the share(s) purchased are being acquired by each investor for his own account, for investment purposes and not with a view to resell or distribute those shares.

We, in reliance upon the criteria set forth in Rule 501(a) promulgated under the Securities Act, have established investor suitability standards for investors in the securities. Common shares will be sold only to an investor who:

(a) represents that such investor is acquiring the common shares for such investor’s own account, for investment only not with a view to the resale or distribution thereof;

(b)              acknowledges that the right to transfer the common shares will be restricted by the Securities Act, applicable state securities laws and certain contractual restrictions, and that the investor’s ability to do so will be restricted by the absence of a market for the common shares; and

(c)	represents that such investor qualifies as one or more of the following:

(1)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

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(2)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or (except for residents of the State of New Jersey) joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

(3)

Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Harrison Act of 1940 (the “Investment Company Act”) or a business development Harrison as defined in Section 2(a)(48) of the Investment Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(4)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(5)

Any organization (described in Section 501(c)(3) of the Internal Revenue Code), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(6)	Any director, or executive officer of Tenthgate;

(7)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the company reasonably believes immediately prior to making any sale that such purchaser comes within this description; or

(8)	Any entity in which all of the equity owners are accredited investors.

If such person is not an Accredited Investor, that such person must be a sophisticated investor who:

(a)	represents that such investor is acquiring the Securities for such investor’s own account, for investment only not with a view to the resale or distribution thereof;

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(b)

acknowledges that the right to transfer the Securities will be restricted by the Securities Act, applicable state securities laws and certain contractual restrictions, and that the investor’s ability to do so will be restricted by the absence of a market for the Securities; and

(c)	represents that such investor qualifies as one or more of the following:
	(1)	has an investment of $150,000 or more in shares;
(2)	has personal income before taxes for his or her last fiscal year or latest 12-month period of at least $300,000;
(3)

is capable of bearing the economic risk of his or her investment and has a net worth (exclusive of home, home furnishings, personal automobiles and the amount to be invested in these shares) of at least five (5) times the total purchase price of the shares subscribed for by the investor.

Investors will be required to make certain representations and to satisfy certain other standards and conditions, which are set forth in a Confidential Prospective Purchaser Questionnaire and Subscription Agreement (annexed hereto as Exhibits B and C, respectively) that must be executed by all investors in this offering.

The suitability standards referred to above are minimum requirements; the satisfaction of such standards does not mean that an investment in the Company is a suitable investment for an investor. In addition, we may revoke the offer made and refuse to sell any common shares to a prospective investor for any other reason whatsoever, even if such investor returns a Confidential Prospective Purchaser Questionnaire and Subscription Agreement containing appropriate representations.

SUBSCRIPTION PROCEDURES

In order to subscribe for the common shares, each prospective investor will be required to deliver the subscription price, made payable to “TenthGate Incorporated” in United States dollars, by check or wire transfer in accordance with our instructions. In addition, the prospective investor must complete, execute and deliver the following to us:

•

A signature page that will evidence such prospective investor’s execution of a Subscription Agreement. This document includes certain representations by such investor relating to such investor’s subscription; and

•	A completed and executed Confidential Prospective Purchaser Questionnaire.

A prospective investor remitting the purchase price by wire transfer should first contact us to receive proper wire instructions to make necessary arrangements for such wire.

Subscription agreements are not binding on us until accepted by us. We reserve the right to reject, in whole or in part, in our sole discretion, any lesser number of Units than the number for which a prospective investor has subscribed. If we reject all or a portion of any subscription, we will mail the subscriber a check for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription, without interest or deduction there from.

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FURTHER INFORMATION

The statements contained in this memorandum constitute only a brief summary of certain provisions of the documents referred to and the transactions contemplated. The statements contained in this document do not purport to be a complete description of every term and condition of such documents and are qualified in their entirety by reference to such documents. As with any summary, some details and exceptions have been omitted. If any of the statements made in this document are in conflict with any of the terms of any of such documents, the terms of such documents will govern. Reference is made to the actual documents for a complete understanding of what they contain. Copies of all documents in connection with the transaction described in this memorandum are either enclosed or are available for inspection at our offices. Each prospective investor and his advisor are invited and encouraged to ask us questions with respect to the terms and conditions of the offering and our business and request additional information necessary to verify information in this memorandum. We will seek to provide answers and such information to the extent possessed or obtainable without unreasonable effort or expense. Offerees may be required to execute non-disclosure agreements as a prerequisite to reviewing documents determined by us to contain proprietary, confidential or otherwise sensitive information. To obtain such information, prospective investors should contact us at (941) 359-5930.

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SUBSCRIPTION AGREEMENT

To:	TenthGate Incorporated
44050 Ashburn Plaza, Suite 195
Ashburn, Virginia 20147

Gentlemen:

1.	Subscription.

The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from TenthGate Incorporated, a Delaware Corporation (the “Company”), the number of shares, set forth on the Signature Page at the end of this subscription Agreement (the “Agreement”) at a purchase price of $0.50 per Unit with a minimum investment of $5,000.00, upon the terms and conditions hereinafter set forth. This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Agreement and in the Confidential Private Placement Memorandum dated as of November 1, 2005.

The undersigned is delivering (i) the subscription payment made payable to TenthGate Incorporated, (ii) two executed copies of the Signature page at the end of this Agreement, and (iii) one executed copy of Purchaser Questionnaire for Individuals (if appropriate), attached hereto as Exhibit II, to:

TenthGate Incorporated
44050 Ashburn Plaza, Suite 195
Ashburn, Virginia 20147

The undersigned understands that the Units are being issued pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D Rule 506 of such Securities Act. As such, the Units are only being offered and sold to investors who qualify as “accredited investors,” and a limited number of sophisticated investors and the Company is relying on the representations made by the undersigned in this Agreement that the undersigned qualifies as such an accredited or sophisticated investor. The shares of common stock are “restricted securities” for purposes of the United States securities laws and cannot be transferred except as permitted under these laws.

2.	Acceptance of Subscription.

The Offering will be open until the earlier to occur of (i) December 31, 2005; or (ii) the sale of all of the common shares, unless extended by us for up to an additional 60 day period, in our sole discretion.

Subject to applicable state securities laws, the Purchaser may not revoke any subscription that such Purchaser delivers to the Company. However, the undersigned understands and agrees that

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the Company, in its sole discretion, may (i) reject the subscription of any Purchaser, whether or not qualified, in whole or in, part, and (ii) may withdraw the Offering at any time prior to the termination of the Offering. The Company shall have no obligation to accept subscriptions in the order received. This subscription shall become binding only if accepted by the Company.

3.	Memorandum.

The Purchaser hereby acknowledges receipt of a copy of the Confidential Private Placement Memorandum dated November 1, 2005 (as, the “Memorandum”).

4.	Representations and Warranties.

4.1.

The Company represents and warrants to, and agrees with the undersigned as follows, in each case as of the date hereof and in all material respects as of the date of any closing, except for any changes resulting solely from the Offering:

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it is engaged as described in the Memorandum. The Company is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company.

(b) At the date of the initial closing, the authorized capital stock of the Company will consist of 100,000,000 shares of common stock, par value $.001 per share. At such date, without taking into account the initial closing, there will be outstanding no more than 12,539,600 shares of Common Stock, excluding shares issued in connection with the Offering, shares issued upon exercise or conversion of options, warrants or other rights outstanding as of the date of the initial closing, in accordance with their terms as of such date, which terms have been described properly in the Memorandum.

Each outstanding share of Common Stock is validly authorized, validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof and has not been issued and is not or will not be owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company, except, as may be described in the Memorandum. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as may be described in the Memorandum.

(c) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best knowledge of the officers of the Company, threatened with respect to the Company, or any of its subsidiaries, operations, businesses, properties or assets except as may be described in the Memorandum or such as individually or in the aggregate do not

47

now have and could not reasonably be expected have a material adverse effect upon the operations, business, properties or assets of the Company.

(d) The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be described in the Memorandum or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

(e) The Company has all requisite power and authority (i) to execute, deliver and perform its obligations under this Agreement, and (ii) to issue and sell the shares in the Offering.

(f) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any United States federal, state, local, or other applicable governmental authority, or any court or any other tribunal, is required by the Company for the execution, delivery or performance by the Company of this Agreement or the issuance and sale of the shares, except such filings and consents as may be required and have been or at the initial closing will have been made or obtained under the laws of the United States federal and state securities laws.

(g) The execution, delivery and performance of this Agreement and the issuance of the Shares will not violate or result in a breach of, or entitle any party (with or without the giving of notice or the passage of time or both) to terminate or call a default under any agreement or violate or result in a breach of any term of the Company’s Articles of Incorporation or Bylaws of, or violate any law, rule, regulation, order, judgment or decree binding upon, the Company, or to which any of its operations, businesses, properties or assets are subject, the breach, termination or violation of which, or default under which, would have a material adverse effect on the operations, business, properties or assets of the Company.

(h) The shares of common stock (as part of the Units) issuable in this Offering are validly authorized and, if and when issued in accordance with the terms and conditions set forth in the Memorandum and in this Agreement, will be validly issued, fully paid and non-assessable without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of stockholders.

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(i) The Memorandum and this Agreement do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the generality of the foregoing, there has been no material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the knowledge of the Company, future prospects of the Company from the latest information set forth in the Memorandum.

4.2.	The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

(a) The undersigned is an “Accredited Investor” as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act, and as specifically indicated in Exhibit I attached to this Agreement.

(b) The undersigned is a “Sophisticated Investor” as that term is defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(c) For California and Massachusetts individuals: If the subscriber is a California resident, such subscriber’s investment in the Company will not exceed 10% of such subscriber’s net worth (or joint net worth with his spouse). If the subscriber is a Massachusetts resident, such subscriber’s investment in the Company will not exceed 25% of such subscriber’s joint net worth with such subscriber’s spouse (exclusive of principal residence and its furnishings).

(d) If a natural person, the undersigned is: a bona fide resident of the state or non-United States jurisdiction contained in the address set forth on the Signature Page of this Agreement as the undersigned’s home address; at least 21 years of age; and legally competent to execute this Agreement. If an entity, the undersigned has its principal offices or principal place of business in the state or non-United States jurisdiction contained in the address set forth on the Signature Page of this Agreement, the individual signing on behalf of the undersigned is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

(e) The undersigned has received, read carefully and is familiar with this Agreement and the Memorandum.

(f) The undersigned is familiar with the Company’s business, plans and financial condition, the terms of the Offering and any other matters relating to the Offering, the undersigned has received all materials which have been requested by the undersigned, has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered all inquiries that the undersigned or the undersigned’s representatives have put to it. The

49

undersigned has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and the Memorandum and any other materials furnished herewith, and have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

(g) The undersigned (or the undersigned’s purchaser representative) has such knowledge and experience in finance, securities, taxation, investments and other business matters so as to be able to protect the interests of the undersigned in connection with this transaction, and the undersigned’s investment in the Company hereunder is not material when compared to the undersigned’s total financial capacity.

(h) The undersigned understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(i) The undersigned acknowledges that no market for the shares of common stock presently exists and none may develop in the future and that the undersigned may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(j) The undersigned has been advised by the Company that none of the shares of common stock has been registered under the Securities Act, that the common stock will be issued on the basis of the statutory exemption provided by Rule 506 of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon; and that the Company’s reliance thereon is based in part upon the representations made by the undersigned in this Agreement.

(k) The undersigned acknowledges that the undersigned has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the shares of common stock. In particular, the undersigned agrees that no sale, assignment or transfer of any of the shares of common stock shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such shares of common stock is registered under the Securities Act, it being understood that the shares of common stock are not currently registered for sale and that the Company has no obligation or intention to so register the shares of common stock, except as contemplated by the terms of this Agreement; (ii) such shares of common stock is sold, assigned or transferred in accordance with all

50

the requirements and limitations of Rule 144 under the Securities Act (it being understood that Rule 144 is not available at the present time for the sale of the shares of common stock); or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act, including Regulation S promulgated thereunder. The undersigned further understands that an opinion of counsel and other documents may be required to transfer the shares of common stock.

(l) The undersigned acknowledges that the shares of common stock shall be subject to a stop transfer order and the certificate or certificates evidencing any shares of common stock shall bear the following or a substantially similar legend or such other legend as may appear on the forms of shares of common stock and such other legends as may be required by state blue sky laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

(m) The undersigned will acquire the shares of common stock for the undersigned’s own account (or for the joint account of the undersigned and the undersigned’s spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

(n) No representation, guarantee or warranty has been made to the undersigned by any broker, the Company, any of the officers, directors, stockholders, partners, employees or agents of either of them, or any other persons, whether expressly or by implication, that:

(I) the Company or the undersigned will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the undersigned’s investment in the Company; or

(II) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the shares of common stock or of the Company’s activities.

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(o) No oral or written representations have been made other than as stated in the Memorandum, and no oral or written information furnished to the undersigned or the undersigned’s advisor(s) in connection with the Offering were in any way inconsistent with the information stated in the Memorandum.

(p) The undersigned is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company with which the undersigned had a pre-existing relationship in connection with investments in securities generally.

(q) The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment.

(r) The undersigned understands that the net; proceeds from all subscriptions paid and accepted pursuant to the Offering (after deduction for commissions, discounts and expenses of the Offering) will be used in all material respects for the purposes set forth in the Memorandum.

(s) Without limiting any of the undersigned’s other representations and warranties hereunder, the undersigned acknowledges that the undersigned has reviewed and is aware of the risk factors described in the Memorandum.

(t) The undersigned acknowledges that the representations, warranties and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the purchase of the Units.

(u) The undersigned has consulted his own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Units and has not relied on the Memorandum or the Company, its officers, directors or professional advisors for advice as to such consequences.

5.	Indemnification.

The Purchaser understands the meaning and legal consequences of the representations and warranties contained in Section 4.2, and agrees to indemnify and hold harmless the Company and each member, officer, employee, agent or representative thereof against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty, or breach or failure to comply with any covenant, of the Purchaser, whether contained in the Memorandum or this Subscription Agreement. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser, the Purchaser does not thereby or in any other manner waive any rights granted to the Purchaser under federal or state securities laws.

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6.	Provisions of Certain State Laws.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED TIE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE NEW YORK UNIFORM SECURITIES ACT AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

7.	Additional Information.

The Purchaser hereby acknowledges and agrees that the Company may make or cause to be made such further inquiry and obtain such additional information as they may deem appropriate, with regard to the suitability of the undersigned.

8.	Irrevocability; Binding Effect.

The Purchaser hereby acknowledges and agrees that the Subscription hereunder is irrevocable, that the Purchaser is not entitled to cancel, terminate or revoke this Subscription. Agreement or any agreements of the undersigned thereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, legal representatives and assigns.

9.	Modification.

Neither this Subscription Agreement nor any provisions hereof shall be waived, modified,

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discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

10.	Notices.

Any notice, demand or other communication which any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Company, or (b) delivered personally at such address.

11.	Counterparts.

This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

12.	Entire Agreement.

This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

13.	Severability.

Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any Portion hereof shall not affect the validity or legality of the remainder hereof.

14.	Assignability.

This Subscription Agreement is not transferable or assignable by the Purchaser.

15.	Applicable Law.

This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to residents of that State executing contracts wholly to be performed in that State.

16.	Choice of Jurisdiction.

The parties agree that any action or proceeding arising, directly, indirectly or otherwise, in connection with, out of or from this Subscription Agreement, any breach hereof or any transaction covered hereby shall be resolved within the County, City and State of Delaware.

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Accordingly, the parties consent and submit to the jurisdiction of the United States federal and state courts located within the County, City and State of Delaware.

IN WITNESS THEREOF, the undersigned exercises and agrees to be bound by this Subscription Agreement by executing the Signature Page attached hereto on the date therein indicated.

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SUBSCRIPTION AGREEMENT

SIGNATURE PAGE

By executing this Signature Page, the undersigned hereby executes, adopts and agrees to all terms, conditions and representations of this Subscription Agreement and acknowledges all requirements are met by the purchaser to purchase shares in the Company.

Number of Shares Subscribed at $0.50 per Unit: ___________________________________

Aggregate Purchase Price: $ ____________________________________________________

Type of ownership:	____________	Individual
	____________	Joint Tenants

____________   Tenants by the Entirety

____________	Tenants in Common
____________	Subscribing as Corporation or Partnership
____________	Other

IN WITNESS WHEREOF, the undersigned Purchaser has executed this Signature

Page this __________	day of __________________________	, 2005.

_____________________________	______________________________
Exact Name in which Units are to	Exact Name in which Units are to
be Registered	be Registered

_____________________________	______________________________
Signature	Signature

_____________________________	______________________________
Print Name	Print Name

__________________________	______________________________
Tax Identification Number:	Tax Identification Number

_____________________________	______________________________

_____________________________	______________________________
Mailing Address	Mailing Address

_____________________________	______________________________
Residence Phone Number	Residence Phone Number

_____________________________	______________________________
Work Phone Number	Work Phone Number

_____________________________	______________________________

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E-Mail Address	E-Mail Address

ACCEPTANCE OF SUBSCRIPTION

TENTHGATE INCORPORATED hereby accepts the subscription of ________________Units as of the

____________day of _________________, 2005.

TENTHGATE INCORPORATED

By:	___________________________________________________________________

Name: ___________________________________________________________________

Title: ___________________________________________________________________

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Exhibit I to Subscription Agreement

DEFINITION OF “ACCREDITED INVESTOR”

WITHIN THE MEANING OF REGULATION D

An accredited investor means any person who comes within any of the following categories, or whom the Company reasonably believes comes within any of the following categories, at the time of the sale of the Shares to that person:

(i) any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S., Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) any of the directors or executive officers of the Company;

(v) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of investment in the Common Stock, exceeds $1,000,000;

(vi) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

(vii) any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

                (viii) any entity in which all of the equity owners are accredited investors.

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Exhibit II to Subscription Agreement

PURCHASER QUESTIONNAIRE FOR INDIVIDUALS

Purpose of this Questionnaire.

Units of TenthGate Incorporated, a Delaware Corporation (the “Company’), are being offered without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the private offering exemption contained in Rule 506 of the Securities Act and on Regulation D of the Securities and Exchange Commission thereunder (“Regulation D”), and in reliance on similar exemptions under certain applicable state laws. The purpose of this Purchaser Questionnaire is to assure the Company that the proposed purchaser meets the standards imposed for the application of such exemptions including, but not limited to, whether the proposed purchaser qualifies as an “accredited investor” as defined in Rule 501 under the Act or a “sophisticated investor” as defined in Rule 506 under the Act, your answers will at all times be kept strictly confidential. However, by signing this purchaser Questionnaire you agree that the Company may present this Purchaser Questionnaire to such parties as the Company may deem appropriate if called upon under the law to establish the availability of any exemption from registration of the private placement or if the contents hereof are relevant to any issue in any action, suit or proceeding to which the Company is a party or by which it may be bound. The undersigned realizes that this Purchaser Questionnaire does not constitute an offer by the Company to sell shares but is a request for information.

THE COMPANY WILL NOT OFFER OR SELL SHARES TO ANY INDIVIDUAL WHO HAS NOT FILLED OUT, AS THOROUGHLY AS POSSIBLE, A PROSPECTIVE PURCHASER QUESTIONNAIRE.

Instructions:

One (1) copy of this Questionnaire should be completed, signed, dated and delivered to:

TenthGate Incorporated

44050 Ashburn Plaza, Suite 195

Ashburn, Virginia 20147

Please contact Mr. Tim Novak if you have any questions with respect to the Questionnaire at 941-359-5930.

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable,” so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

I.	General Information:

Name: ________________________________

Date of Birth: ______________________________

Residence Address: _______________________________________________________________

Business Address: ________________________________________________________________

Home Telephone No.: ______________________________________________________________

Business Telephone No: ____________________________________________________________

E-mail Address: ___________________________________________________________________

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Preferred Mailing Address: ________ Business	or _________	Home (check one)

Social Security Number: ____________________________________________________________

Marital Status: ____________________________________________________________________

II.	Financial Condition:

1.          Did your individual annual income during each of 2003 and 2004 exceed $200,000 and do you reasonably expect your individual annual income during 2005 to exceed $200,000?

Yes _______	No _______

2.          Did your joint (with spouse) annual income during each of 2003 and 2004 exceed $300,000 and do you reasonably expect your individual annual income during 2005 to exceed $300,000?

Yes _______	No _______

3.	Does your individual or joint net worth exceed $1,000,000?
	Yes _______	No _______

By signing this Questionnaire I hereby confirm the following statements:

(a) I am aware that the offering of Common Stock will involve securities that are not transferable and for which no market exists, thereby requiring my investment to be maintained for an indefinite period of time.

(b) I acknowledge that any delivery to me of the Memorandum relating to the Shares of Common Stock prior to the determination by the Company of my suitability as an investor, shall not constitute an offer of such Shares until such determination of suitability shall be made, and I agree that I shall promptly return the Memorandum to the Company upon request.

(c) My answers to the foregoing questions are, and were on any date (if any) that I previously subscribed for Shares in the Company, true and complete to the best of my information and belief and were true on any date that I previously as of, and I will promptly notify the Company of any changes in the information I have provided.

Executed:

Date:________________ _______________________________________________

(Printed Name)

Place: ____________________________________

__________________________________________
(Signature)

__________________________________________

(Printed Name of Joint Subscriber)

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